                             - LEASE DATA EXHIBIT -

Lease Agreement Dated: September 17, 1996.  This Lease Data Exhibit is attached to and made a substantive part of the Lease Agreement of even date.

Landlord: Gordon Properties, a Michigan limited partnership, and Gita Begin, d/b/a Madison Office Center, 31530 Concord Drive, Madison Heights, Michigan 48071

Tenant: Computer Learning Centers, Inc., a Delaware corporation.
        11350 Random Hill Road, Suite 240, Fairfax, Virginia 22030

Property: 32500 Concord Drive, Madison Heights, MI 48071

Building: Madison Office Center, 32500 Concord Drive, Madison Heights, MI 48071

Demised Premises: Approximately 19,450 Rentable Square Feet, designated as
                  Suite 100 in the Madison Office Center

Term: Eleven (11) years, beginning on the Commencement Date.

Commencement Date: As determined pursuant to Section 2.1 of the Lease.

Expiration Date: On the last day of the 132nd month of the Lease Term or as determined in Section 2.2 or 2.3 or pursuant to other relevant provisions of the Lease.

                                  Basic Rent:

Months of Lease                     Annual Basic Rent                   Monthly
TERMS INCLUSIVE                      PER SQUARE FOOT                  BASIC RENT

     See Schedule 1 to this Lease Data Exhibit for Basic Rent and abatements

Prorata Shares of Operating Expenses Increases and Real Estate Tax Increases over Base Year: 33 1/3% for the Building as of the date of the Lease Agreement.

Use of Premises: Computer training school and/or related activities or office use or any other use permitted under applicable law.

Notices shall be addressed to the:

                        Landlord: Madison Office Center
                         Attention: Mr. Julio Puzzuoli
                              31530 Concord Drive
                        Madison Heights, Michigan 48071

                    Tenant: Computer Learning Centers, Inc.
                       11350 Random Hills Road, Suite 240
                            Fairfax, Virginia  22030
                       Attention: Chief Financial Officer

with a copy to:

                            Jerry R. O'Conor, Esquire
                           Tucker, Flyer & Lewis, P.C.
                         1615 L Street, N.W., Suite 400
                           Washington, D.C. 20036-5612

Security Deposit: Twenty-two Thousand Nine Hundred Thirty and 88/100 dollars
                  ($22,930.88)

Brokers: Friedman Real Estate Group, The Stuart Rabkin Company and Barnes,
         Morris, Pardoe & Foster

Commission Paid By: Landlord

LANDLORD: Gordon Properties,            TENANT: Computer Learning Centers, Inc.,
          a Michigan limited                    a Delaware corporation
          partnership

By:                                     By:
Name: Harold H. Gordon, Trustee         Name:
Title: General Partner                  Title: ________________________________

                                 ______________

                      - SCHEDULE 1 TO LEASE DATA EXHIBIT -

                              BASIC RENT SCHEDULE

Subject to the other provisions of this Lease, the following is the schedule of Basic Rent for the Demised Premises to be paid by Tenant, commencing with the Commencement Date:

MONTHS OF LEASE TERM     ANNUAL BASIC RENT     MONTHLY BASIC     ANNUAL BASIC
      INCLUSIVE        RENTABLE SQUARE FEET         RENT             RENT

         1-48                 $14.85             $24,069.38       $288,832.50
        49-60                 $15.90             $25,771.25        309,255.00
        61-72                 $16.95             $27,473.13        329,677.50
        73-84                 $17.41             $28,218.71        338,624.50
        85-96                 $17.88             $28,980.50        347,766.00
        97-108                $18.36             $29,758.50        357,102.00
       109-120                $18.86             $30,568.92        366,827.00
       121-132                $19.37             $31,395.54        376,746.50

    (A) Basic Rent shall abate beginning in the sixth month and extending for the lesser of (i) one year, or (ii) the number of months obtained by dividing Tenant's Improvement Costs (as defined below) by $40.50 and multiplying the result by 12 (the "Abatement Period"). For example, if Tenant's Improvement Costs total $40.50 or more, the Basic Rent shall abate for one year. By way of example, if Tenant's Improvement Costs total $35.00 per rentable square foot, the Basic Rent shall abate for 10.37 months (i.e., $35.00 divided by $40.50 multiplied by 12). The term "Tenant's Improvement Costs" shall mean the total out-of-pocket costs per rentable square foot incurred by Tenant (not including Landlord's contribution thereto) for tenant improvements within the Demised Premises, not including Tenant's fixtures, furniture, removable partitions, equipment or any other items which would not be considered real property.

    (B) If Tenant's Improvement Costs are less than $40.50 per rentable square foot, with the result that the Basic Rent is abated for less than one year, the Basic Rent per rentable square foot shall be reduced for each year during the Term of the Lease (but not including any extensions) by $.111/4 multiplied by the number of months less than one year for which the Basic Rent is abated. For example, if the Basic Rent is abated for only ten months, the Basic Rent per rentable square foot shall be reduced by $.221/2 (i.e., $.111/4 multiplied by 2).

    (C) In addition to the abatement of Basic Rent specified above, Basic Rent shall be abated with respect to 5,000 square feet of rentable space for the following months during the Term of this Lease: months 1, 6 and 11 of the first (if not already abated in such months of the first year pursuant to (A) above), second, third and fourth years, for a total of twelve (12) months.

    (D) In addition to the forgoing, and notwithstanding anything to the contrary in this Lease, Tenant shall rent temporary space in the approximate amount of 2,499 usable square feet in that part of the Premises outlined in Exhibit F-1 attached hereto (the "Temporary Space") for a term commencing on January 2, 1997 and ending February 28, 1997 (the "Temporary Space Term"). Tenant shall have the right to construct a temporary corridor allowing passage between the Temporary Space and the existing bathrooms on the first floor, which area is outlined in Exhibit F-2 attached hereto, for use during the Temporary Space Term. The Basic Rent for the Temporary Space for the Temporary Term shall be Six Thousand Eight Hundred Seventy-Two and 25/100 ($6,872.25) (the "Temporary Basic Rent"), payable in monthly installments of Two Thousand Two Hundred Ninety and 75/100 ($2,290.75) beginning on January 2, 1997 and thereafter on the first day of the next two (2) calendar months. The Temporary Basic Rent shall be the only charge to Tenant for the Temporary Space. Tenant shall not be responsible for any additional Rent (other than electric charges) for the Temporary Space during the Temporary Term, but Tenant shall otherwise comply with the other provisions of the Lease to the extent not inconsistent with the provisions of this Paragraph D. This Paragraph (D) shall not affect in any way the Commencement Date or the Expiration Date or otherwise diminish Landlord's obligations under this Lease or increase Tenant's obligations under this Lease.

                                LEASE AGREEMENT

    THIS LEASE AGREEMENT (this "Lease"), made this 17th day of September, 1996, by and between GORDON PROPERTIES, a Michigan limited partnership, and GITA BEGIN, d/b/a MADISON OFFICE CENTER (collectively, "Landlord") and COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Tenant"). The Lease Data Exhibit and Schedule 1 thereto are attached hereto and made a substantive part hereof.

                                   ARTICLE 1

                        DEMISED PREMISES; RESERVATION OF
                   SPACE; LANDLORD'S CONSTRUCTION OBLIGATIONS

    1.1 PROPERTY. Landlord is the owner of certain land and improvements on the property set forth on the Lease Data Exhibit (hereinafter referred to as the "Property"), which is more particularly described in Exhibit A attached hereto and made a part hereof.

         (a) In consideration of the rents, mutual covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon conditions hereinafter provided, the space described in the Lease Data Exhibit (hereinafter referred to as the "Demised Premises"), which contains the amount of Rentable Square Feet set forth on the Lease Data Exhibit. The structure in which the Demised Premises is situated (hereinafter be referred to as the "Building"), together with certain interior and exterior common and public areas and facilities (hereinafter referred to as the "Common Areas") for the use in common by tenants of the Building and the Development (as defined below) and their employees, guests, customers or agents and invitees; reserving, however, to Landlord space for necessary pipes and wires leading to and from portions of the Building not hereby leased, which shall not unreasonably interfere with Tenant's use of the Demised Premises.

         (b) The term "Common Areas", as used in this Lease shall include, by way of example but not of limitation, all parking areas; driveways, roadways and access roads; truckways; pedestrian sidewalks; loading docks and service areas; bermed and/or landscaped and/or planted areas, planter boxes, and retaining walls; courts and ramps; public restrooms and comfort stations; exterior lighting facilities; public and traffic control signage; traffic signals outside of the Development which are maintained by the Development; utility systems and facilities used for the Development, including storm water and/or sanitary sewer collection and retention facilities, flashing, gutters and downspouts; facia and canopy; maintenance and administrative facilities; and all other areas and improvements which may be provided by Landlord for the general convenience or use in common of tenants of the Development and their employees, customers and invitees. The Property, the Building, and Common Areas are hereinabove and hereinafter collectively referred to as the "Development".

    1.2 RESERVATIONS. Landlord reserves the right at any time and from time to time: (a) to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises), the Common Areas, and the Development, including, but not limited to, the street entrances, parking lots, halls, passages, elevators, escalators and stairways and other parts of the Building, the Common Areas and the Development, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, the Building, the Common Areas and the Development, all as Landlord may reasonably deem necessary or desirable, but any such action as it relates to the use or access to the Demised Premises shall be on a temporary basis only; provided, however, that there shall be no obstruction of the means of access to the Demised Premises or unreasonable interference with Tenant or Tenant's use of, or access to, the Demised Premises; and (b) to eliminate, substitute and/or rearrange the various buildings, parking areas, and the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its reasonable judgment; provided, however, that there shall be no obstruction of the means of or access to the Demised Premises or unreasonable interference with Tenant or Tenant's use of,or access to, the Demised Premises. Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building, other buildings in the Development, and others to whom Landlord grants such rights from time to time.

    1.3 LANDLORD'S WORK. Landlord shall be responsible for timely performing the work described on Exhibit B attached hereto and made a part hereof, which work is hereafter referred to as "Landlord's Work".

    1.4  [Intentionally Omitted]

    1.5 LANDLORD'S CONSTRUCTION ACTIVITIES. Landlord shall not be liable to Tenant for loss of or damage to Tenant's property or business from Landlord's construction activities prior to completion of the Demised Premises. So long as there is no direct adverse affect upon Tenant, the Demised Premises or Tenant's access or use of the Demised Premises or Tenant's rights or obligations under this Lease Agreement, Landlord reserves the right without recourse or liability to Tenant at any time and from time to time to:

         (a) Make or permit changes or revisions in its plan for the Building, including additions to, subtractions from, rearrangements of, alteration of, modifications of or supplementation of the building areas, walkways, parking areas, driveways or other areas.

         (b) Construct other buildings or improvements in the Development and to make alterations thereof or additions thereto and to build additional stories on the Building or any other buildings and to build additions adjoining the same.

         (c) To make or permit changes or revisions in the Development, including additions thereto, and to convey portions of the Development to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof.

    1.6 COMPLIANCE OF MODIFICATIONS WITH LAWS. Notwithstanding anything contained in this Article 1 which may be construed to the contrary, if Landlord shall elect to modify the Development as set forth herein, Landlord shall comply with all laws applicable to such activities, including providing required parking facilities.

                                  ARTICLE 1.A

                                 TENANT'S WORK

    1.A.1 TENANT IMPROVEMENTS. Except for Landlord's Work to be performed by Landlord as set forth in Article 1, Tenant shall be responsible for constructing all tenant improvements within the Demised Premises ("Tenant's Work"). Tenant's plans and specifications for Tenant's Work, all material changes thereto, and all contractors who will be employed by Tenant to perform Tenant's Work shall be subject to prior approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All of Tenant's Work shall be constructed with new materials, will be of good quality, will comply with all applicable laws, and will be done free of any construction liens. Tenant will be responsible for obtaining all required construction permits. Tenant shall use reasonable efforts to cause its contractors to perform Tenant's Work in such a manner as will generally not interfere with the use of the Common Areas by other tenants or their quiet enjoyment of space leased by them.

    1.A.2 ACCEPTANCE OF DEMISED PREMISES. Simultaneously herewith, Landlord has delivered possession of the Demised Premises to Tenant for purposes of allowing Tenant to proceed with Tenant's Work. No Rent shall be due thereon until the Commencement Date. Except for Landlord's Work to be performed by Landlord as set forth in Article 1, Tenant acknowledges that it has accepted the Demised Premises in an as-is condition.

    1.A.3 LIABILITY FOR DAMAGES. Tenant shall be responsible for all damages to the Building and the Common Areas done by Tenant or by Tenant's contractors while performing the Tenant's Work. Tenant agrees to indemnify, defend and hold Landlord harmless from any and all claims, liability and expenses, including reasonable attorneys' fees, directly resulting from performance by Tenant or any of Tenant's contractors of the Tenant Work. All of Tenant's Contractors shall be licensed, and shall carry insurance reasonably satisfactory to Landlord.

    1.A.4 LANDLORD'S CONTRIBUTION. On the Commencement Date, Landlord shall pay to Tenant as a contribution toward Tenant's cost of construction of Tenant's Work Two Dollars ($2.00) per rentable square foot of the Demised Premises (the "Tenant Allowance"). If Landlord shall fail to timely pay the Tenant Allowance to Tenant, Tenant shall have the right to offset such amount against Basic Rent and Additional Rent.

                                   ARTICLE 2

                                      TERM

    2.1 COMMENCEMENT DATE. The Term of this Lease shall commence on the first to occur of the following events, which shall hereinafter be called the "Commencement Date":

         (a) The date Tenant or anyone claiming through or under Tenant first occupies the Demised Premises and opens for business to the public; or

         (b)  March 1, 1997.

Tenant acknowledges that Tenant is responsible for completion of the Tenant Improvements within the Demised Premises; accordingly, the Commencement Date shall not be delayed because of any delay in completion of the Tenant's Work. However, the Commencement Date shall be delayed if Tenant's occupancy of the Demised Premises or the opening of its business to the public is delayed by Landlord either as a consequence of Landlord's failure to complete the Landlord's Work or otherwise.

    2.2  EXPIRATION DATE; TENANT'S TERMINATION RIGHT.

         (a) The Term of this Lease shall terminate at twelve o'clock (12:00 a.m.) midnight on the day stated on the Lease Data Exhibit, which date, as accelerated pursuant to Section 2.2(b) below or delayed pursuant to Section
2.3 below, or as otherwise provided in this Lease, shall be hereinafter referred to as the "Expiration Date".

         (b) Notwithstanding anything to the contrary in this Lease, Tenant shall have a one (1) time right to cancel this Lease effective on the sixth
(6th) anniversary of the Commencement Date. Tenant may exercise such right of cancellation by giving written notice to Landlord at least one hundred eighty (180) days prior to such sixth anniversary. The word "Term" shall mean the initial eleven (11)-year period of this Lease beginning on the Commencement Date, unless Tenant exercises its cancellation right, whereupon, the Term shall be the initial six (6)-year period of this Lease beginning on the Commencement Date. In the event Tenant exercises its right of cancellation as described above, the Lease shall terminate automatically on the sixth anniversary of the Commencement Date, which shall become the Expiration Date of this Lease; provided, however, that Tenant pays to Landlord on or before the Expiration Date the amount of One Hundred Ninety One Thousand Seven Hundred Eighteen Dollars ($191,718) as a termination payment (the "Termination Payment Amount").

         (c) In addition to the termination right set forth in Section 2.2(b) above, Tenant shall have the right to cancel this Lease effective as of the "Alternative Cancellation Date" (as defined below) by giving at least one hundred eighty (180) days' written notice prior to the Alternative Cancellation Date and paying Landlord the Termination Payment Amount on or before the Alternative Cancellation Date. For purposes of this Lease, the "Alternative Cancellation Date" should mean the date which is that number of days prior to the Sixth Anniversary of this Lease by which the Abatement Period (as defined in Paragraph B of Schedule 1 to Lease Data Exhibit) is less than 12 months. For example, if the Abatement Period is ten and one-half (10- 1/2) months, then the Alternative Cancellation Date shall be forty-five (45) days prior to the Sixth Anniversary of this Lease.

    2.3 DELAY IN DELIVERY OF POSSESSION. If Landlord delays Tenant's occupancy of the Demised Premises or the opening of its business to the public, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any damage resulting from such delay. However, Tenant's obligation to pay rent shall be suspended and abated until possession of the Demised Premises is delivered. In the event of such a delay, it is understood and agreed that the Commencement Date shall also be postponed for the period of delay caused by Landlord, and the Expiration Date shall be correspondingly extended.

    2.4 WRITTEN CONFIRMATION. Within seven (7) days of the Commencement Date, Landlord and Tenant will execute Landlord's Acknowledgment and Key Receipt Form, a copy of which is attached as Exhibit C and made a part hereof, which shall confirm in writing (i) the Commencement date; and
(ii) Expiration Date (subject to the operation of this Article 2).

                                   ARTICLE 3

                                      RENT

    3.1 BASIC RENT. Tenant covenants and agrees to pay Landlord throughout the Term of this Lease, but subject to adjustments as hereinafter provided, an annual basic minimum rent (hereinafter referred to as "Basic Rent") in equal monthly installments as stated in Schedule 1 to the Lease Data Exhibit in advance on the first day of each calendar month during the Term hereof. The Basic Rent installment for the first month of the Term hereof shall be paid at the time of execution and delivery of this Lease.

    3.2 PARTIAL MONTH PRORATION. If the Commencement Date and/or the Expiration Date shall occur on the date other than the first day of any calendar month, then the monthly Basic Rental for the first and/or last fractional months of the Term shall be appropriately prorated on the basis of a three hundred sixty five (365) day year.

    3.3 ADDITIONAL RENT. Tenant shall pay as Additional Rent any money and charges required to be paid by Tenant pursuant to the provisions of this Lease, whether or not the same may be designated "Additional Rent".

    3.4 PAYMENTS OF BASIC RENT. All payments of Basic Rent, Additional Rent and other payments to Landlord required hereunder shall be made without demand, deduction or offset (unless otherwise specifically provided herein), in cash or by check drawn upon a U.S. banking institution payable to Landlord, and shall be delivered to Landlord at its address set forth in the Lease Data Exhibit, or to such other party and place as may be designated by notice in writing from Landlord to Tenant from time to time.

    3.5 LATE CHARGES AND INTEREST RATE. Any monthly installments of Basic Rent and/or Additional Rent, and/or any and all other monies becoming due hereunder which are not paid by the fifth (5th) day after the due date shall be subject to a late charge of four (4%) percent of the amount of monies due, which late charge Landlord and Tenant hereby agree is reasonably related to the actual costs incurred by Landlord as a result of any late payment. Interest shall accrue and be payable for any payment that is more than twenty five (25) days after written notice of default at the rate of eighteen (18%) percent per annum, computed from the due date. Notwithstanding the foregoing, Landlord agrees to waive the late charge for two times each calendar year if Tenant is late in the payment of Basic Rent and/or Additional Rent but pays the Basic Rent and/or Additional Rent within five
(5) business days after receipt of written notice that the Basic Rent and/or Additional Rent is late.

    3.6 PART PAYMENT NOT PREJUDICIAL. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Basic Rent, Additional Rent, or other payments to Landlord required hereunder shall be deemed to be other than part payment of the full amount then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check, payment of rent or other payment, be deemed an accord and satisfaction; and Landlord may accept such part payment without prejudice to Landlord's right to recover the balance due and payable or pursue any other remedy provided in this Lease.

                                   ARTICLE 4

                      ADDITIONAL RENT - OPERATING EXPENSE
                    INCREASES AND REAL ESTATE TAX INCREASES

    4.1  BASE YEAR.

         (a) OPERATING EXPENSE INCREASES. For each calendar year during the Term, commencing with calendar year 1998, Tenant shall pay to Landlord Tenant's PRO RATA share of the excess, if any, of (i) the Operating Expenses for such calendar year, over (ii) the Base Year Operating Expenses ("Operating Expense Increases"). For these purposes, the term "Base Year Operating Expenses" shall mean the Operating Expenses for the calendar year 1997.

         (b) INCREASES IN TAXES. For each calendar year during the Term, commencing with calendar year 1998, Tenant shall pay to Landlord Tenant's PRO RATA share of the excess, if any, of (i) the Real Estate Taxes levied for the calendar year over (ii) the Base Year Real Estate Taxes ("Real Estate Tax Increases"). For purposes of this Lease, "Base Year Real Estate Taxes" shall mean the aggregate Real Estate Taxes set forth in the tax bills expected to be issued by the taxing authorities in or about July and December 1997. The Real Estate Taxes for years subsequent to the Base Year shall be determined in the same manner as set forth in the preceding sentence for the Base Year Real Estate Taxes.

    4.2 OPERATING EXPENSES AND REAL ESTATE TAXES. For the purposes of this Article the following terms have the meanings hereinafter set forth:

         (a) OPERATING EXPENSES. The term "Operating Expenses" shall mean the actual reasonable and customary costs (other than "Operating Expense Exclusions", as defined below) incurred by Landlord with respect to the operation, maintenance, repair, replacement, protection and administration of the Building and all equipment serving the Building and/or the Common Areas of the Development, including but not limited to, water systems and sewers, as allocated by Landlord in good faith on a fair and reasonable basis, including, without limitation or duplication, (1) the costs incurred for electricity, water, and/or any other utility service, and cleaning; rubbish removal; snow removal; general landscaping maintenance; window washing, illumination and maintenance of Development signs whether located on or off the Development if they serve the Property; line painting; holiday decorations, pest control, reasonable management fees (which shall be at market rates and on competitive terms and which shall not exceed four percent (4%) of the gross rents from the Property), protection and security service; fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage and/or other insurance deemed necessary or desirable by Landlord (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and the property manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use, and other similar taxes; personal property taxes; the cost of maintaining movable equipment, and any other costs, charges and expenses which under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the costs or portion thereof of any capital improvements made to the Building or the Common Areas of the Development by Landlord after the Commencement Date that are intended to reduce other Operating Expenses (but only to the extent of such reduction) or made to the Building or Common Areas of the Development by Landlord after the date of this Lease that are required under any governmental law or regulation that was not required or applicable at the date of this Lease, such cost or allocable portion thereof to be amortized over the tax period applicable to such property. Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not contain any expenses which have been paid directly to a third party provider by Tenant with Landlord's consent. Further, Landlord agrees to use reasonable efforts to incur Operating Expenses only at commercially reasonable rates and upon competitive and fair terms.

         (b) OPERATING EXPENSE EXCLUSIONS. Operating Expenses shall not mean and shall not include any "Operating Expense Exclusions", which means the following costs and expenses:

              (i) CAPITAL COSTS. All costs of Landlord's Work, all repairs and improvements constructed in space occupied or to be occupied by Tenant or other tenants, and all other costs that under generally accepted accounting principles are properly classified as capital expenditures, to the extent they upgrade or improve the Building, as opposed to maintaining or repairing the Development or replacing existing items that have worn out, including, without limitation, any financing-related fees, costs and expenses, and professional fees and disbursements incurred in connection therewith, but Operating Expenses shall include capital improvements that are intended to reduce other Operating Expenses, subject to the limitations set forth above.
 Specifically, Operating Expenses shall not include any costs of compliance with the laws and other requirements set forth in Paragraph 37.1 below;

              (ii)  FINANCING COSTS.  Any and all of Landlord's payments for
(a) loan principal or interest, together with expenses in connection with such financing or any refinancing (whether or not secured by a deed of trust or mortgage) during the Term of this Lease, (b) ground lease rent or rent paid on any underlying lease, (c) similar payments or (d) any professional fees associated with any or all of the foregoing (including, without limitation, fees and costs of appraisers, surveyors, attorneys, etc.);

              (iii) PARKING FACILITIES. Any and all of Landlord's expenses relating to any off-site garage or parking facility or concession serving the Property, Building or Development; however, Operating Expenses shall include reasonable costs of operating, cleaning, repairing and maintaining the surface parking around the Building provided for tenants of the Building;

              (iv) LANDLORD'S TAXES; REAL ESTATE TAXES. Any and all of Landlord's income, excise, franchise taxes, excess profit taxes, taxes on rents or gross receipts, as well as any and all taxes which do not uniquely pertain to the Property, the Building or the Development or Tenant's specific use thereof or similar taxes on Landlord's business; any Real Estate Taxes, but Operating Expenses shall include any sales or use taxes which may hereafter be imposed on rents;

              (v) SERVICES. Any and all expenses pertaining to the following services during the first twelve (12) months of the Term: correction of HVAC noise levels, replacement of defective and non-working air handling units, costs related to the performance of Landlord's Work, and all hook-up, connection or service charges for utilities. After such twelve (12) month period, such expenses shall be governed by the other provisions of this Lease;

              (vi) SALARIES. Salaries of Landlord's employees who are not engaged in the day-to-day management and maintenance of the Demised Premises, including, without limitation, the salaries of employees who are executive managers, accountants, bookkeepers, receptionists, clerks, marketing representatives, administrative assistants, secretaries, and brokers;

              (vii) OVERHEAD. Any costs of Landlord's overhead and general administrative expenses;

              (viii) ENFORCEMENT COSTS. Any and all of Landlord's costs to compel full performance under leases with all prior, existing, and prospective tenants at the Property, the Building or Development, including, without limitation, all legal fees, costs and expenses to collect rent arrearages and/or to recover possession (and the cost of any disputes relating to any such lease or proposed lease);

              (ix) LEASING COSTS. Any and all of Landlord's costs to lease space in the Property, the Building or the Development to all prior, existing and prospective tenants, including, without limitation, consulting and marketing fees, advertising or promotional expenses, brokerage commissions, and/or refurbishment or improvement expenses; costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant;

              (x) DECORATING COSTS. Costs of renovating, decorating or redecorating space for tenants, other occupants or prospective tenants or occupants of the Building or the Development;

              (xi) RELATED PARTY FEES. Wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord unless employed at the same competitive rates as would be paid to independent contractors; any other Operating Expenses representing an amount paid to a related corporation, entity, or person that is in excess of the amount that would be paid in the absence of such relationship;

              (xii) DEPRECIATION AND AMORTIZATION. Any charge for depreciation or amortization of the Building, the Property or the Development or equipment and any interest or other financing charge;

              (xii) UNRELATED ELECTRIC. The cost of any electric current furnished to the Demised Premises or any rentable area of the Property, the Building or the Development for purposes other than the operation of the Property, the Building or the Development, equipment and machinery and the lighting of public toilets, stairways, shaftways, and Building machinery or fan rooms;

              (xiv) BUILDING DEFECTS. The cost of correcting defects in the construction of the Property, the Building or the Development or in the Building equipment (including latent or concealed defects), except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

              (xv) CASUALTY AND CONDEMNATION COSTS. The cost of any repair or other work made by Landlord because of the total or partial destruction of the Property, the Building or the Development or the condemnation of a portion of any of the foregoing;

              (xvi) COSTS OTHERWISE RECOVERED. The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties;

              (xvii) ADDITIONS. The cost of any additions or capital improvements to the Property, the Building or the Development subsequent to the date of original construction, except for such capital improvements as are expressly permitted elsewhere in this Lease in connection with the reduction of Operating Expenses;

              (xviii) BUILDING UPGRADES. The cost of any repairs, alterations, additions, changes, replacements, and other items that under generally accepted accounting principles are properly classified as capital expenditures to the extent they upgrade or improve the Building as opposed to replace existing items that have worn out;

              (xix) INITIAL CONSTRUCTION COSTS. The cost of initial construction of the Building and Development, and the cost of all Landlord's work to prepare the Building and Development for Tenant's occupancy, including, without limitation, the cost of Landlord's Work;

              (xx) LANDLORD'S COMPLIANCE COSTS. The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; amounts paid (including interest) on account of or to cure violations of statutes, laws, notes, or ordinances by Landlord or any part of the Property or Building and any costs or expenses resulting from Landlord's violation of any agreement to which it is a party;

              (xxi) BAD DEBT COSTS. Any and all collection costs, including legal fees and bad debt losses or reserves;

              (xxii) INFLATED AND EXCESSIVE COSTS. Any otherwise permissible fees or costs, to the extent in excess of prevailing and competitive rates;

              (xxiii) RECORDATION AND TRANSFER FEES. Any documentary transfer or recordation taxes imposed in connection with this Lease or any other lease or the sale or transfer of the Property, the Building or the Development;

              (xxiv) TRAFFIC STUDIES, MISCELLANEOUS, ETC. Any (a) traffic studies, (b) marketing studies, or (c) contributions to civic organizations;

              (xxv) VIOLATIONS. Costs incurred by reason of the violation by Landlord or any other tenant of the Building and/or the Development of any building code or other governmental rule or requirement or the terms and conditions of any lease pertaining to the Property, the Building or the Development;

              (xxvi) ARTWORK. The acquisition cost of any artwork, such as sculptures or paintings, used to decorate the Building and/or the Development, but the costs of cleaning, maintaining, insuring and providing security for such artwork are included in Operating Expenses; and

              (xxvii) INTEREST, FINES, ETC. Interest, fines or penalties due to late payment of Real Estate Taxes or Operating Expenses.

         (c) The Term "Real Estate Taxes" shall mean all real estate taxes and assessments, general or special, levied or imposed by any taxing authority having jurisdiction with respect to the Property, the Building and the Common Areas of the Development and the Property or taxes which may be levied in substitution of real property taxes, except Other Taxes as specifically defined in subparagraph (d) below. There shall be no pass through of any real estate taxes due to a reassessment of the Property, the Building or the Development or any part thereof occasioned by the sale of any of the foregoing or any party thereof or transfer of any interest in the same or any ownership of the same.

         (d) The term "Other Taxes" shall mean all taxes payable by Landlord (other than taxes included with Real Estate Taxes) whether or not now customary or within the contemplation of the parties hereto: (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Demised Premises, the Building, or in the Common Areas of the Development or by the cost or value of any leasehold improvements made in or to the Demised Premises, the Building, or the Common Areas of the Development, by or for Tenant other than the building standard tenant improvements made by Landlord regardless of whether title to such improvements shall be in Tenant or Landlord; or (ii) upon or with respect to the maintenance, alteration or repair of the Demised Premises, the Building and the Common Areas of the Development or any portion thereof. Tenant shall reimburse Landlord within fifteen (15) days of written demand for any and all "Other Taxes" payable by Landlord. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the Basic Rental payable to Landlord under this Lease shall be revised to net to Landlord the same Basic Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior the imposition of any such tax.

    4.3 MONTHLY INSTALLMENTS. Prior to the beginning of each calendar year of the Term beginning with 1998, or as soon as practicable thereafter, Landlord shall give Tenant written notice of Landlord's estimate of Tenant's PRO RATA share of Operating Expense Increases and Real Estate Tax Increases for the ensuing year. On or before the first (1st) day of each month during such ensuing calendar year, Tenant shall pay Landlord one-twelfth (1/12) of such estimated amounts, provided that until such notice is tendered to Tenant with respect to the ensuing year, Tenant shall continue to pay any amount then currently payable pursuant to this Lease.

    Landlord shall, within the period of one hundred twenty (120) days after the close of each calendar year, provide Tenant a statement, which shall be a line item statement, certified by an officer of Landlord as true, correct and complete by Landlord, of such year's actual Base Year Operating Costs, Operating Costs, Base Year Real Estate Taxes and Real Estate Taxes and Tenant's PRO RATA share of Operating Expense Increases and Real Estate Tax Increases. In the event Landlord fails to deliver such a statement in a timely manner, and shall thereafter fail to deliver it within forty-five (45) days of written notice of such failure (and time shall be of the essence), Landlord and Tenant expressly acknowledge and agree that Tenant shall not have any liability to Landlord with respect to such calendar year for any Operating Cost Increases or Real Estate Tax Increases in excess of payments made during such calendar year that has elapsed. If on the basis of any such statement, Tenant owes an amount that is more than the estimated payments made during any year, Tenant shall pay the deficiency to Landlord within fifteen (15) business days after Tenant's receipt of such statement. If Tenant owes an amount that is less than the estimated payments made during any year, Landlord shall credit such excess amount against the next payment(s) due from Tenant for Operating Expense Increases and Real Estate Tax Increases.

    4.4 ADJUSTMENT UPON EXPIRATION OR TERMINATION OF LEASE. If the Expiration Date or termination date of this Lease shall not coincide with the end of a tax and/or calendar year, Tenant's obligation to pay Operating Expense Increases and Real Estate Tax Increases under this Article 4 for the final period of the Lease shall survive the expiration of the Term of this Lease. Tenant's liability shall be prorated on the basis of the number of days in such final period of the Term bears to 365.

    4.5 EXPENSES AND/OR TAX CONTESTS - ADJUSTMENT AND REFUNDS. Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under paragraph 4.1 hereof, provided, however, that in the event that Tenant shall have paid any amount of Additional Rent pursuant to this Article 4 and Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which payment shall have been based, Landlord shall promptly credit to Tenant the appropriate portion of such refund or, if the Term of the Lease has ended, shall promptly pay Tenant such amount by check. Landlord shall have no obligation to contest, object, or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its reasonable discretion any Real Estate Taxes without consent or approval of Tenant. Tenant shall cooperate with Landlord in obtaining or attempting to obtain such a reduction, provided that such cooperation (i) shall be at the expense of Landlord and (ii) shall not expose Tenant to any liability.

    4.6 EXPENSE CAP. For purposes of computing Tenant's PRO RATA share of Operating Expense Increases, any increases in aggregate Controllable Operating Expenses (as defined below) which exceed five percent (5%) per year on a cumulative basis over the Term shall not be included in Tenant's Operating Expense Increases. As used herein, the term "Controllable Operating Expenses" means those Operating Expenses which are generally negotiable by Landlord, such as management fees, landscaping fees, and other fees payable under short-term contracts. "Controllable Operating Expenses" would not include such costs as (by way of example only, and not of limitation) utilities charges, Real Property Taxes, fees and costs payable under long term contracts (I.E., contracts not expiring in less than one year), insurance premiums, and similar expenses.

    4.7 AUDIT RIGHT. Tenant shall have the right (for a period of twenty-four (24) months after receipt of each Landlord's statement delivered to Tenant pursuant to Section 4.3, but in all events such audit right shall be exercised, if at all, not later than six [6] months after the Expiration
Date) at reasonable times and upon reasonable notice to Landlord, at Tenant's expense, to inspect Landlord's books records pertaining to Operating Expenses for each year of the Term. If after such inspection Tenant disputes any Operating Expense Increases charged to Tenant, then Tenant shall be entitled to retain a national, independent certified public accountant to audit and/or review Landlord's books and records pertaining to the Development to determine the proper amount of Tenant's Prorata Share of Operating Expense Increases. If such audit reveals that Landlord has overcharged Tenant, then within five (5) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If such audit reveals that Landlord has undercharged Tenant, then within five
(5) days after the results of such audit are made available to Landlord, Tenant shall reimburse Landlord the amount of such undercharge. Tenant shall pay all costs of such audit, unless the results thereof reveal that Tenant was overcharged by more than three percent (3%) of Tenant's PRO RATA share, in which case Landlord shall reimburse Tenant for all costs thereof within thirty (30) days after Landlord's receipt of the audit results. Any such inspection or audit shall take place at the office of Landlord's management company where the books concerning the Property, the Building or the Development are regularly kept, during regular business hours, and upon no less than five (5) business days' prior written notice.

    4.8 GROSS-UP OF OPERATING EXPENSES. In the event the average occupancy level of the Property, the Building or the Development for calendar year 1997 or for any subsequent calendar year is not 100% full occupancy, then the actual Operating Expenses for each such year for the purpose of determining any Operating Expense Increase after the Base Year, shall be deemed to have been the actual Operating Expenses which would have been incurred had the Property, the Building or the Development been 100% occupied during the Base Year and each subsequent calendar year. The same methodology shall be used each year for determining the expenses which would have been incurred had the Property, the Building or the Development been 100% occupied during that year.

                                   ARTICLE 5

                      UTILITIES AND SERVICES; INTERRUPTION

    5.1  SERVICES.

         (a) BUILDING SERVICES. Throughout the Term, Landlord agrees that the Building will be maintained in a manner similar to that of comparable suburban Detroit office buildings which are maintained by third party managers, and that, subject to Unavoidable Delays , it will furnish, or cause to be furnished, the following services: (1) normal and usual electricity for lighting purposes and the operation of Tenant's business equipment; (2) adequate supplies for toilet rooms located in the Common Areas and in the Demised Premises (if any); (3) cleaning and janitorial services after business hours on Business Days in accordance with common standards; (4) hot and cold running water in the toilet rooms located in the Common Areas and in the Demised Premises; (5) heating, ventilating and air-conditioning to the Demised Premises between the hours of 7:00 A.M. and 11:00 P.M. on Business Days and between the hours of 9:00 A.M. and 1:00 P.M. on Saturdays unless Saturday is a Legal Holiday; (6) automatically operated elevator service 24 hours a day, seven (7) days a week; (7) all electric bulbs and fluorescent tubes in light fixtures in the Common Areas and in building standard light fixtures in the Demised Premises; (8) a security access system for the Building; and (9) twelve (12) keys to the Building and the Demised Premises at no cost to Tenant, but all additional cards and keys, including replacements for lost cards and keys, shall be issued only upon the payment of a reasonable cost for each additional card or key. The term "Business Days" shall mean all days except Saturdays, Sundays and Legal Holidays. The term "Legal Holidays" shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The term "Unavoidable Delays" shall mean delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, shortages or inability to obtain labor or materials, legal requirements, governmental restrictions, enemy action, civil commotion, fire or other casualty or similar causes beyond the reasonable control of Landlord or Tenant, as the case may be.

         (b) AFTER-HOURS HEATING AND AIR-CONDITIONING. Landlord shall provide heat and air-conditioning at times in addition to those specified above of subparagraph (a) at Tenant's expense, reasonably promptly after notice given to the building manager. Landlord shall have the right throughout the Term to charge Tenant for after-hours use of heat and air-conditioning; provided that such charge shall be limited to the actual cost of heating fuel and electricity (based on the actual usage and demand charge (if applicable)) and the actual cost of labor charges incurred by Landlord to provide the after-hours service which would not have been incurred except for Tenant's request for after-hours service. If the same after-hours service is also requested by other tenants in the Building whose heat and air conditioning is provided by the same system, the charge therefore to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the premises of all tenants requesting after-hours service. Tenant shall provide notice to Landlord by 3:00 P.M. on any business day on which it will need after hours heat and air conditioning, and by 3:00 P.M. on the business day prior to any Saturday, Sunday or holiday (which shall include holidays as defined above and any other day with respect to which Landlord notifies Tenant that Landlord will not be open for business) for which after hours heat and air conditioning will be required.

    5.2 ADDITIONAL UTILITY MATTERS. Landlord has installed a separate meter to monitor Tenant's electricity usage in the Demised Premises. Tenant shall be fully and solely responsible for all charges for electric services to the Demises Premises. Tenant shall promptly pay in full directly to any utility company or municipal authority providing utility service all charges therefor. Tenant shall submit evidence of payment thereof to Landlord within ten (10) days of written request. In the event Tenant fails to comply with the terms of this paragraph, Landlord shall have the right, after notice of default to Tenant and expiration of any applicable cure period, to any and all remedies provided herein, and at law including, but not limited to, the right to pay the utility company or municipal authority on behalf of Tenant, which payment shall be thereafter deemed Additional Rent, as provided herein, which was due and payable to Landlord on the date of Landlord's payment on Tenant's behalf.

    5.3 UTILITY SERVICES. Landlord shall provide utility service to the Building and the Common Areas of the Development. Landlord shall further maintain and repair the exterior walls, roof, foundation and structure itself of the Building, the mechanical, plumbing and electrical and other operating systems equipment servicing the Building, in good order and condition, and the costs of such utility service, maintenance and repair, shall be included in Operating Expenses, except for the costs to repair any damages occasioned by the acts or omissions of Tenant, the cost of which Tenant shall pay to Landlord in full upon written demand.

    5.4 INTERRUPTION OF SERVICES. Landlord shall not be in default under this Article 5, or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of:

         (a) The installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services; or

         (b) Failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by making of necessary repairs or improvements to the Demised Premises, the Building, or the Development;

         (c) Any limitation, curtailment, rationing or restriction on the use of water, electricity, steam, gas or any other form of energy serving the Demised Premises, the Building, or Development.

Landlord shall use reasonable efforts diligently to remedy any interruption of the furnishing of such services.

    5.5 UNAVOIDABLE DELAYS; LIMITATION OF LIABILITY. If, by reason of the occurrence of unavoidable delays due to disturbances, Acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any service required to be furnished by Landlord under this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligation under this Lease, no constructive eviction in whole or in part shall be deemed to have occurred, nor shall, except as provided below, Tenant be entitled to any abatement or diminution of rental or other charges due hereunder or relieved from any of its obligations under this Lease, Landlord or its agents shall not have any liability to Tenant by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business.

    5.6 ABATEMENT OF RENT. Notwithstanding any of the provisions of this Lease (including the other provisions of this Article 5) to the contrary, if, because of Landlord's failure to provide any of the services described in this Lease or as a result of Landlord's performance of repairs or maintenance to the Demised Premises or Building or Common Areas of the Development, or for any other reason (other than a fire or casualty), (i) all or a part of the Demised Premises becomes untenantable because of Landlord's actions or omissions (and not because of a public utility provider's actions or omissions), and (ii) Tenant is unable to use all or such part of the Demised Premises for its purposes for either a continuous period of five (5) consecutive Business Days or a period of any seven (7) Business Days in any thirty (30) consecutive day period, Tenant shall be entitled to a proportionate abatement of Rent for the period of time, commencing with the later of (i) said fifth Business Day or seventh Business Day, as the case may be, or (ii) the date on which Tenant gives Landlord oral or written notice of its intention to abate Rent pursuant to this Article, based on the extent to which the Demised Premises are not usable, in whole or in part, by Tenant in the conduct of its business. If (i) at least thirty percent (30%) of the Demised Premises becomes untenantable or fifty percent (50%) of Tenant's computer classrooms become untenantable because of Landlord's actions or omissions (and not because of a public utility provider's actions or omissions), and (ii) Tenant is unable to use all of the Demised Premises for its purposes for a period of seven (7) consecutive Business Days, Tenant shall be entitled to terminate this Lease by written notice given to Landlord on or before the 30th day after the date on which the Demised Premises became untenantable. The term "untenantable" shall mean not reasonably capable of being used for the conduct of Tenant's business. If at least thirty percent (30%) of the Demised Premises or fifty percent (50%) of the computer classrooms of the Demised Premises is affected, and, as a result, all of the Demised Premises is not reasonably capable of being used for the conduct of Tenant's business, the entire Demised Premises shall be deemed untenantable.

                                   ARTICLE 6

                           ASSIGNMENT AND SUBLETTING

    6.1  TRANSFER; NOTICE; NO WAIVER IMPLIED.

         (a) Except as permitted in this Paragraph 6.1, Tenant shall not assign, sublet, transfer, mortgage or encumber (hereinafter collectively "Assignment") this Lease, in whole or in part, without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; nor shall any Assignment of this Lease be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consents shall not be unreasonably withheld, conditioned or delayed. The consent by Landlord to any Assignment, to any party, shall not be construed as a waiver or release of Tenant from the terms of any covenants or obligations under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver of, or release of Tenant from, any covenant or obligation contained in this Lease. Consent by Landlord to one or more Assignments of this Lease shall not be deemed to be a waiver of the requirement for Landlord's consent to any future Assignment. Effective upon an Event of Default (as defined below) by Tenant, Tenant assigns to Landlord the rent due from any assignee, transferee, subtenant, or occupant of Tenant and authorizes each such person to pay said rent directly to Landlord, which right shall not affect or limit any other remedies available to Landlord under this Lease or as provided by law.

         (b) Notwithstanding the provision of Paragraph 6.1(a) above, Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord's consent, to any Affiliate of Tenant, provided that in the event of an Assignment, such entity assumes the obligations of Tenant hereunder. Tenant shall immediately notify Landlord of any such assignment or subletting under the terms of this Article 6. Any issuance of stock by Tenant or any sale of stock by shareholders of Tenant shall not be deemed a transfer of this Lease. The term "Affiliate" shall mean, when used with respect to a Person, any corporation, partnership, joint venture, trust or individual controlled by, under common control with, or which controls such Person (the term "control" for these purposes shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to make management decisions on behalf of, or independently to select the managing partner of, a partnership, or otherwise to have the power independently to remove and then select a majority of those individuals exercising managerial authority over an entity, and control shall be conclusively presumed in the case of the ownership of more than fifty percent (50%) of the equity interests). The term "Person" shall mean a natural person, a partnership, a corporation and any other form of business or legal association or entity. Tenant shall continue to be liable for all of its obligations hereunder, despite any assignment permitted under this Section 6.1(b).

    6.2 ASSIGNMENTS WITHOUT CONSENT. In the event of any Assignment without Landlord's written consent, notwithstanding any other right or remedy Landlord may have under this Lease, but in addition thereto, Landlord shall have the right to immediately terminate this Lease and/or to re-enter and repossess the Demised Premises, and Landlord's right to damages shall survive and Tenant shall in no way be released from any of its obligations under this Lease.

                                   ARTICLE 7

                          USE OF DEMISED PREMISES, ETC.

    7.1 TENANT'S COVENANTS; RISK OF USE. Tenant covenants to use the Demised Premises only for the purpose set forth in the Lease Data Exhibit and for no other purposes whatsoever. All property of any kind which may be on Demised Premises shall be at the sole risk of Tenant or those claiming through or under Tenant. Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of any fire or other insurance upon the Building or the Development or any of its contents, or cause a cancellation of any insurance policy covering the Building, the Development, or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building and/or the Development, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct the rights of other tenants of the Building and/or the Development or injure or annoy them, or use or allow the Demised Premises to be used for any unlawful or objectionable purpose, nor shall Tenant maintain or permit any nuisance in, on or about the Demised Premises and/or the Development, or commit or suffer to be committed any waste in, on or about the Demised Premises and/or the Development. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises and/or the Development, shall cause the rate of fire or other insurance on the Building, and/or the Development, by companies acceptable to Landlord to be increased beyond the rate from time to time applicable to Building and/or the Development, Tenant shall pay the amount of any such increase to Landlord upon written demand.

    7.2 FLOOR LOADS. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes and building system mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration noise and annoyance, and otherwise to avoid damage to the Building.

                                   ARTICLE 8

                               DEFAULTS/REMEDIES

    8.1 EVENTS OF DEFAULT. Each of the following events (hereinafter referred to as an "Event of Default") shall be a default hereunder by Tenant and a breach of this Lease:

         (a) NONPAYMENT OF RENT. If Tenant shall violate any covenant or agreement providing for the payment of Basic Rent or Additional Rent, and such violation shall continue uncured for five (5) business days after Tenant's receipt of written notice specifying such default in reasonable detail.

         (b) PROHIBITED TRANSFERS. If tenant shall assign, transfer, encumber, sublet or permit the use of the Demised Premises by others except in a manner permitted in Article 6 and such default continues for twenty-one
(21) days after Tenant's receipt of written notice specifying such default in reasonable detail.

         (c) BANKRUPTCY OR INSOLVENCY. If Tenant shall be adjudicated a bankrupt, whether voluntarily or involuntarily, or make any general assignment for the benefit of creditors, or voluntarily takes any action to subject it to or is involuntarily subject to, any Insolvency, Receivership or Bankruptcy Act.

         (d) APPOINTMENT OR RECEIVER OR TRUSTEE. If a receiver or trustee shall be appointed for, or to take possession of, all or a substantial part of the property or Tenant or Tenant's leasehold interest.

         (e)  [Intentionally Omitted]

         (f) ATTACHMENT, EXECUTION. If there be any attachment, execution or other judicial seizure of all or a substantial part of the assets of Tenant or Tenant's leasehold, where such attachment, execution or seizure is not discharged or bonded off within thirty (30) days.

         (g)  [Intentionally Omitted]

         (h) OTHER DEFAULT. If Tenant shall breach or fail to fulfill any of the other covenants and conditions of this Lease and such breach and/or failure, as the case may be, shall continue for thirty (30) days after Tenant's receipt of written notice thereof from Landlord to Tenant specifying such default in reasonable detail.

    8.2 LANDLORD REMEDIES. If any one or more of the Events of Default shall occur and continue, then Landlord shall have the following remedies:

         (a) Landlord at any time after the Event of Default, at Landlord's option, may give to Tenant seven (7) days' notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such seven (7) days, but Tenant shall remain liable for damages as provided in this Lease.

         (b) Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter the Demised Premises or any part thereof if and to the extent permitted under applicable laws, either by summary proceedings or by any other applicable action or proceeding, or otherwise (without being liable to indictment, prosecution or damages therefore), and may repossess the Demised Premises and remove any and all of Tenant's property and effects from the Demised Premises.

         (c) Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free-rent periods, as Landlord, in its reasonable judgement, may determine. Landlord shall have a duty and obligation to use commercially reasonable efforts to mitigate damages resulting from Tenant's breach. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises, as Landlord, in its reasonable judgment, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability therefore or otherwise affecting any liability under this Lease.

         (d) Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

         (e) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity statute or otherwise.

    8.3 TERMINATION UPON DEFAULT. Upon termination of this Lease by Landlord, Landlord shall be entitled to recover from Tenant as liquidated damages the aggregate of: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been paid exceeds the then reasonable rental value of the Demised Premises during such period; and (c) the worth at the time of the award of the amount by which the unpaid rental for the balance of the Term of this Lease after the time of award exceeds the reasonable rental value of the Demised Premises for such period. In no event will Tenant be liable for consequential or punitive damages. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed from the date such rent was due or would have been due, as the case may be, by allowing interest at the rate of (2%) percent in excess of the prime rate of NBD Bank (the "NBD Rate"). The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the NBD Rate. Further, the term "unpaid rental" as used in this paragraph shall include all Basic Rent and increases there to, and Additional Rent, as these terms are defined in this Lease.

    8.4 LANDLORD'S LIEN FOR RENT; WAIVER OF EXEMPTIONS. Landlord shall have a lien for payment of the rent aforesaid upon all of the goods, wares, chattel, fixtures, furniture and other personal property of Tenant which may be in or upon the Demised Premises, Tenant hereby specifically waiving any and all exemptions allowed by law; and such lien may be enforced in any other lawful manner at the option of the Landlord following an Event of Default.

    8.5  BANKRUPTCY.

         (a) In the event that Tenant shall be adjudicated or declared bankrupt under, or if any proceedings are filed by or against Tenant under the Bankruptcy Code or any similar provisions of any future federal bankruptcy law, then and in any such event, Landlord may at its option terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate, in which event this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice was the date originally set forth herein and fixed for the expiration of the Term and Tenant shall vacate and surrender the Demised Premises but shall remain liable to the full extent permitted by law.

         (b) If as a matter of law Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then if Tenant, as debtor, or its trustee, wishes to assume or assign this Lease, in addition to curing to adequately assuring the cure of all defaults existing under this Lease of Tenant's part on the date of filing of the proceedings (such assurances being defined below), Tenant as debtor, or its trustee, must also furnish adequate assurance of future performance under this Lease (as defined below).
Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the costs of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months' rent including all other charges payable by Tenant hereunder, and in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will be as provided in Article 7.1 of this Lease and for no other use. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding or he shall be deemed to have rejected and terminated this Lease. In a proceeding under Chapter 7 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding or he shall be deemed to have rejected and terminated this Lease.

         (c) In the event that this Lease is assumed by a bankruptcy trustee appointed for Tenant or by Tenant as Debtor-In-Possession and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by this Lease and by giving Tenant written notice of its election to so terminate no later than thirty (30) days after the occurrence of either of such events.

         (d) When, pursuant to the Bankruptcy Code, a trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises of any portion thereof, such charges shall not be less than the Basic Rent as defined in the Lease and other monetary obligations of Tenant for the payment of Real Estate Tax Increases and Operating Expense Increases.

              (1) Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

              (2) In the event the estate of Tenant created hereby shall be taken in execution or other process of law, or if Tenant shall be adjudicated insolvent pursuant to the provisions of any state having jurisdiction ("State Law"), or any similar provisions of any future federal bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed under State Law by reason of Tenant's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's property for the benefit of creditors under State Law; then and in any such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

                                    ARTICLE 9

                            REPAIRS AND ALTERATIONS

    9.1 TENANT RESPONSIBILITIES. Except as otherwise provided in this Lease, Tenant shall maintain and repair the Demised Premises under its control. Tenant shall not perform any acts or carry on any practices which may injure the Building and/or the Common Areas or the Development or be a nuisance or menace to other tenants in the Building and/or Common Areas or the Development. Tenant shall keep the Demised Premises under its control clean and free from excess rubbish and dirt at all times, and it is further agreed that in the event Tenant shall not comply with these provisions, Landlord may enter upon said Demised Premises and have such excess rubbish, dirt and ashes removed at Tenant's expense. Said charges shall be paid to Landlord by Tenant within ten (10) days of Tenant's receipt of written notice and a bill and Landlord shall have all remedies provided in this Lease in the event of Tenant's failure to pay beyond any applicable cure period.

    9.2 ADDITIONAL IMPROVEMENTS. Tenant shall not make or suffer to be made any alternations, additions or improvements to or on the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which shall not be unreasonably withheld, conditioned or delayed. All such alterations, additions and improvements shall be performed by contractors and subject to conditions reasonably approved by Landlord. All such alterations, additions, and improvements, including improvements which are part of Tenant's Work, shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant. Provided, however, that notwithstanding anything to the contrary in this Lease, Tenant shall be entitled to remove its trade fixtures, personal property, business machinery (including computers and telephone systems) at the end of the Term. If any such alterations or additions are made without Landlord's consent, Landlord may correct or remove the same, and Tenant shall pay all costs of such correction or removal.

    9.3 CONDITION AND REPAIR OF DEMISED PREMISES. Except as otherwise provided in this Lease, Tenant shall keep the Demised Premises and every part thereof in good condition and repair, Tenant hereby waiving all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as provided by any law, statute or otherwise now or hereinafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may reasonably designate, by contractors or mechanics approved by Landlord and all applicable laws and governmental regulations. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, and no representatives respecting the condition of the Demised Premises, the Building, and/or the Development have been made by Landlord to Tenant except as expressly set forth in this Lease.

                                   ARTICLE 10

                           SURRENDER AND RESTORATION

    10.1 TENANT TO REMOVE, SURRENDER; LANDLORD'S RIGHTS TO CURE, SELL.
Tenant agrees to remove from the Demised Premises, at the expiration or other termination of this Lease, all goods and effects, personal property and trade fixtures of Tenant, and to surrender possession of the Demised Premises and all other fixtures and furnishings connected therewith in good repair, order and condition in all respects, subject to reasonable wear and use thereof excepted. If Tenant shall fail to perform any of the foregoing obligations, Landlord is authorized to do so on Tenant's behalf and to sell such articles and effects left on the Demised Premises as may be saleable. The proceeds of any such sale shall be applied toward the expenses thus incurred, and the balance toward any outstanding obligations of Tenant, or damages caused by Tenant, or as otherwise set forth in this Lease. Tenant agrees to promptly pay any balance owing to Landlord which may still exist under such application of proceeds.

                                   ARTICLE 11

                   INSURANCE AND INDEMNIFICATION/SUBROGATION

    11.1 INDEMNIFICATION AND TENANT'S INSURANCE. Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises and the Common Areas of the Development arising at any time and from any cause other than solely by reason of the negligence or willful wrongful act of Landlord, its employees or contractors. Tenant shall hold Landlord harmless and hereby indemnifies Landlord from any and all causes of action, fines, penalties, actual damages, losses, liabilities, judgments, and expenses (including, without limitation, actual attorneys' fees and courts costs, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made hereby) arising from the use of the Demised Premises and Common Areas of the Development by Tenant to the extent not covered by insurance, except such as is caused solely by the gross negligence or willful act of Landlord, its contractors, employees and agents. The provisions of this Paragraph 11.1 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such expiration or termination.

    11.2 TENANT'S LIABILITY INSURANCE. Tenant shall procure and keep in effect comprehensive general liability insurance including contractual liability, with the minimum limits of liability of Two Million ($2,000,000.00) Dollars per occurrence for bodily injury or death, and property damage. Such insurance shall name Landlord as an additional named insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' notice from the insurer prior to any cancellation or reduction of coverage.

    11.3 TENANT'S FIRE INSURANCE. Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils, all risk perils and leakage from fire protective devices) for the full replacement cost of Tenant's trade fixtures, equipment, personal property and the leasehold improvements.

    11.4 INSURANCE POLICIES AND CERTIFICATES. Tenant shall deliver policies of the insurance required pursuant to Sections 11.2 and 11.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

    11.5 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against each other, or against the officers, employees, agents or representatives of the other for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

    11.6 LANDLORD'S INSURANCE. Landlord shall, throughout the Term of this Lease, procure and maintain insurance with commercially reasonable coverage of the Common Areas and the Building and the Development against fire and extended coverage in the amount of full replacement value of the structure and such other risks may be included at the discretion of Landlord. Landlord shall, throughout the Term of this Lease, procure and maintain comprehensive general liability insurance with respect to the Building and the Common Areas of the Development with limits of at least $2,000,000.00 on a combined single limit basis.

                                   ARTICLE 12

                           LANDLORD'S RIGHT OF ACCESS

    12.1 ENTRY BY LANDLORD. Landlord and its designees may enter the Demised Premises at reasonable hours and after reasonable written notice to (a) inspect the same, (b) during the last six (6) months of the Term, exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply other services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the provisions hereof or repairs to any adjoining space or utility services, or to make repairs alterations or improvements to any other portion of the Building; provided however, that all such work shall be done as promptly as reasonably possible and shall be performed in a way so as to avoid interference with or disruption of Tenant's use of the Demised Premises and the operation of its business. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.

    12.2 EMERGENCY ACCESS. Landlord shall have the right to use any and all means which Landlord may deem proper to open doors to the Demised Premises in an emergency in order to obtain entry to Demised premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

                                   ARTICLE 13

                                CASUALTY CLAUSE

    13.1 PARTIAL ABATEMENT RENT; REPAIR; OPTION TO TERMINATE. In the event that the Demised Premises or any part thereof, or the Common Areas of the Development are damaged or destroyed by fire, earthquake or Act of God, or other casualty so as to render the Demised Premises wholly or partially unfit for use and occupancy by Tenant, then Landlord will proceed at its expense and as expeditiously as may be practicable, but not later than ninety (90) days after the date of the casualty, to complete the repair of such damage. If, because of the substantial extent of the damage or destruction, Landlord should decide not to repair or restore the Demised Premises or the Building or the Common Areas of the Project, at Landlord's sole option, Landlord may terminate this Lease forthwith by giving Tenant a written notice of its intention to terminate within thirty (30) days after the date of the casualty. This Lease shall remain in full force and effect except that an abatement of Basic Rent and Additional Rent shall be allowed Tenant for so much of the Demised premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.

    13.2 REPAIR AFTER CASUALTY. If the Demised Premises are to be repaired under this Article 13, Landlord shall repair at its cost any injury or damage to the Property, the Building and the Development and the tenant improvements and other improvements in the Demised Premises to be constructed or installed by Landlord as set forth in the Landlord's Work Exhibit. Tenant shall be solely responsible for its personal property in the Demised Premises and shall obtain insurance covering the same pursuant to Article 11.

                                   ARTICLE 14

                                 EMINENT DOMAIN

    14.1 EMINENT DOMAIN. If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and in the case of a partial taking, Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that that portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease. Tenant shall have the right to seek such awards, compensations and damages so long as the same do not reduce the award payable to Landlord. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis.

                                   ARTICLE 15

                              SUBORDINATION CLAUSE

    15.1 LEASE SUBORDINATE TO MORTGAGES; TENANT TO EXECUTE INSTRUMENTS. Subject to the other provisions of this Article 15, Landlord reserves the right to subordinate this Lease at all times to the lien of any mortgage or mortgages hereafter placed upon Landlord's interest in the Building and/or the Development. Provided Tenant executes and delivers an acceptable form of non-disturbance agreement, this Lease shall become subject and subordinate at all times to the lien of any mortgage, deed of trust, any ground or underlying lease, or other encumbrance or encumbrances, which may at any time hereafter be made a lien upon the Building of which the Demised Premises are a part or upon Landlord's interest therein. Upon Tenant's execution and delivery of an acceptable non-disturbance agreement, Tenant shall execute and deliver such instrument or instruments subordinating this Lease to the lien of any such mortgage, deed of trust, ground lease or other encumbrance or encumbrances by any mortgagee or party secured or proposed mortgage or party secured or proposed to be secured.

    15.2 NON-DISTURBANCE AGREEMENT REQUIRED. Notwithstanding anything to the contrary in this Lease, the subordination of this Lease is expressly conditioned upon Landlord delivering to Tenant a fully signed non-disturbance agreement in a form reasonably satisfactory to Tenant from all holders of liens and ground leases or other interests in the Building, the Development and/or the Demised Premises. Furthermore, Landlord shall provide Tenant a fully signed non-disturbance agreement in a form reasonably satisfactory to Tenant as a condition to requiring Tenant to subordinate its leasehold interest in the Demised Premises to any ground leases and financing liens affecting the Building, the Development and/or the Demised Premises.

                                   ARTICLE 16

                              TENANT HOLDING OVER

    16.1 MONTH-TO-MONTH. If Tenant shall not immediately surrender possession of the Demised Premises at the termination of this Lease, Tenant shall be deemed to be occupying the Demised Premises under a tenancy from month-to-month, subject to all the terms and conditions of this Lease, including, but not limited to, the obligation to pay Basic Rent and Additional Rent, except that Basic Rent shall be increased to one and one-half (1-1/2) times the rate of Basic Rent set out in this Lease, which sum shall be paid to Landlord in advance prior to each and every month of the month-to-month tenancy being effectuated; however, unless and until, Landlord shall accept such increased Basic Rent from Tenant, Landlord shall continue to be entitled to retake or recover possession of the Demised Premises as hereinbefore provided in the case of default on the part of Tenant. If Landlord does accept said increased Basic Rent from Tenant, then said month-to-month tenancy may be terminated by either Landlord or Tenant upon thirty (30) days' notice to the other, in accordance with Michigan law.

                                    ARTICLE 17

                      LIMITATIONS ON LIABILITY OF LANDLORD

    17.1 LIMITATION OF LIABILITY. In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building and/or the Development, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

    17.2 LIABILITY FOR DAMAGE TO DEMISED PREMISES. Landlord shall not be responsible or liable to Tenant, except as otherwise provided in this Lease, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or the Development or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes, or from theft or a failure of the security systems in the Demised Premises or the Building or the Development, or for any damage or loss of property within the Demised Premises, the Building, or the Development from any cause other than solely by reason of the negligence or willful wrongful act of Landlord, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental, except as otherwise provided in this Lease.

    17.3 LANDLORD'S BREACH. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment, except as otherwise provided in this Paragraph 17.3, shall be satisfied only against the right, title and interest of Landlord in the Demised Premises, the Building and the Development or any part thereof and out of rents or other income from the Demised Premises, the Building and the Development or any part thereof receivable by Landlord, or from the proceeds of disposition of the Demised Premises, the Building and/or the Development receivable by Landlord, or disposition of all or any part of Landlord's right, title and interest in the Demised Premises, the Building and the Development or any part thereof, and Landlord shall not be liable for any deficiency in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

                                   ARTICLE 18

                              ESTOPPEL CERTIFICATE

    18.1 CERTIFICATE OF VALIDITY AND STATUS OF LEASE. At any time and from time to time but no later than ten (10) business days after written request by Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease in unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified and stating the date and nature of each modification), (b) the date, if any to which rental and other sums payable hereunder have been paid, (c ) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed or trust of the Building, the Development or any part thereof.

                                   ARTICLE 19

                         NO LIGHT, AIR OR VIEW EASEMENT

    19.1 NO SCENIC VIEW. Any diminution or shutting off of light, air or view by any structure which may be erected adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

                                   ARTICLE 20

                                ATTORNEYS' FEES

    20.1 RECOVERY OF ATTORNEYS' FEES. If as a result of any breach or default in the performance of any of the provisions of this Lease by Tenant Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for reasonable attorney's fees and expenses so incurred by Landlord, provided that if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, upon rendering of a final non-appealable judgment, Tenant shall be entitled to recover for the fees and expenses of its attorneys in such amount as the court may adjudge reasonable. If as a result of any breach or default in the performance of any of the provisions of this Lease by Landlord, Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease, and Tenant is the prevailing party in the litigation, then, as part of the judgment rendered in such litigation, Tenant shall be entitled to reimbursement for reasonable attorneys' fees and expenses incurred by Tenant, provided that Tenant shall not be entitled to collect such attorneys' fees and expenses until the judgement becomes final and non-appealable, and (ii) if Landlord shall be the prevailing party in any legal action brought by Tenant against Landlord, upon rendering of a final non-appealable judgment, Landlord shall be entitled to recover for the fees and expenses of its attorneys in such amount as the court may adjudge reasonable.

                                   ARTICLE 21

                                     WAIVER

    21.1 NO WAIVER BY LANDLORD. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the provisions hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

    21.2 WAIVER OF TRIAL BY JURY. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the use or occupancy of the Demised Premises, the Common Areas and the Development by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

                                   ARTICLE 22

                               COMPLETE AGREEMENT

    22.1 LEASE IS ENTIRE AGREEMENT. This Lease represents the entire agreement between Landlord and Tenant regarding all issues incident to Tenant's tenancy. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant. There are no representations between Landlord and Tenant other than those contained in this Lease. No alteration, amendment, change, and/or modification of this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by both Landlord and Tenant.

                                   ARTICLE 23

                              CORPORATE AUTHORITY

    23.1 TENANT'S AUTHORIZED TRANSACTION. Tenant hereby warrants that Tenant is an existing corporation, that Tenant is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.

                                   ARTICLE 24

                                    NOTICES

    24.1 NOTICES PARTIES' ADDRESSES. All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given upon the first to occur of personal delivery (including by facsimile), actual receipt, or three (3) days after deposit in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant and its counsel at the addresses set forth in the Lease Data Exhibit, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in the Lease Data Exhibit, or to such other place as Landlord may from time to time designate in a notice to Tenant and its counsel.

                                   ARTICLE 25

                              INABILITY TO PERFORM

                               [Intentionally Deleted]

                                   ARTICLE 26

                  COVENANT OF QUIET ENJOYMENT; NON-COMPETITION

    26.1 PEACEFUL ENJOYMENT OF PREMISES. Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant shall peacefully and quietly enjoy the Demised Premises during the Term of this Lease, subject, however, to the provisions of this Lease.

    26.2 NON-COMPETITION. Landlord agrees that no competing computer school or computer training facility shall occupy space within the Property or the Building or the Development.

                                   ARTICLE 27

                             SUCCESSORS IN INTEREST

    27.1 LEASE BINDING UPON SUCCESSORS. This Lease shall likewise be binding upon and shall inure to the benefit of parties hereto and their respective heirs, personal representatives, successors and assigns.

                                   ARTICLE 28

           SIGN/ADVERTISING AWNING; ROOFTOP TELECOMMUNICATION DEVICE

    28.1 SIGNS, ETC. So long as Tenant occupies the entire first floor of the Building, Tenant shall have the sole right at Tenant's cost to install a sign on the west side of the Building facing the I-75 Expressway. Such sign shall comply with all applicable laws, and Tenant shall be responsible for obtaining all required permits. Upon termination of this Lease, Tenant shall remove the sign. Tenant shall be responsible for all damage caused to the Building or the Demised Premises by the sign or its installation or removal. Tenant shall also be permitted to install a sign on or near its door to the Demised Premises. If Tenant's students or invitees experience difficulty in locating and proceeding directly to the Demised Premises from the parking lot, Landlord and Tenant shall discuss and negotiate in good faith regarding the location of any additional directional signs (pointing the way to the Demised Premises) in the parking lot area which may be desirable, which signs shall be subject to Landlord's approval, not be unreasonably withheld, conditioned or delayed; any such additional signage shall be at Tenant's sole cost and expense. Except as hereinabove specifically permitted, no sign and/or advertising display relative to Tenant or Tenant's business shall be displayed in and about the Demised Premises, Building, and/or the Development.

    28.2 TELECOMMUNICATION DEVICE. Tenant shall have the right, exercisable at any time(s) during the Term of this Lease, to install a roof-mounted telecommunication device (such as a satellite dish or other such device) on the Building, subject to Landlord's approval which shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply with all applicable Federal, state and local laws in the installation and operation of any such telecommunication device. On or before the Expiration Date, Tenant shall remove any such telecommunication device and repair any damage to the Building resulting from such removal.

                                   ARTICLE 29

                       COMPLIANCE WITH LEGAL REQUIREMENTS

    29.1 COMPLIANCE. Subject to the other provisions of this Lease, Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer, insofar as any of the foregoing relate to or affect Tenant's use or occupancy of the Demised Premises, excluding requirements of structural or other changes not related or affected by improvements made by or for Tenant or not necessitated by Tenant's act.

                                   ARTICLE 30

                                     RULES

    30.1 RULES. Tenant shall faithfully observe and comply with the rules and regulations attached hereto and made a part hereof as Exhibit D and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. In the event of any inconsistency between such rules and regulations (including any modifications thereof) and this Lease, this Lease shall prevail. Landlord shall enforce compliance with such rules by other tenants but Landlord shall not be responsible to Tenant for damages occasioned by the nonperformance by any other tenant or occupant of the Building or the Development of any of such rules and regulations.

                                   ARTICLE 31

                       LANDLORD'S RIGHT TO CURE DEFAULTS

    31.1 LANDLORD'S CURE. All covenants, terms and conditions to be performed by Tenant under any of the provisions of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay to any person other than Landlord any sum of money required to be paid by it hereunder, Landlord may but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand. Landlord shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rent.

                                   ARTICLE 32

                               CONSTRUCTION LIENS

    32.1 DISCHARGE OF LIENS. Any construction lien filed against the Demised Premises, the Building and/or the Development for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) business days thereafter. The bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel reasonably satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

                                   ARTICLE 33

                                    NO MERGER

    33.1 NO MERGER INTENDED. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

                                   ARTICLE 34

                                  ABANDONMENT

    34.1 ABANDONMENT OF DEMISED PREMISES. If Tenant shall abandon or surrender the Demised Premises without the payment of rent due to such date, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or at the option of Landlord, may be removed by Landlord at Tenant's expense.

                                   ARTICLE 35

                                SECURITY DEPOSIT

    35.1 SECURITY DEPOSIT REQUIREMENTS. Upon the execution of this Lease, Tenant has deposited with Landlord a security deposit in the amount set forth on the Lease Data Exhibit. The deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. Upon the occurrence and during the continuance of an Event of Default by Tenant hereunder, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the deposit for the payment of any sum to which Landlord may become obligated by reason of Tenant's Event of Default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, Tenant shall, within ten (10) days after demand therefore, deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof. Landlord may commingle the deposit with its other funds, and shall not be required to account for any interest earned thereon. If an Event of Default by Tenant does not exist at the termination or expiration of the Term, the deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned, with payment of interest for its use, to Tenant (or, if applicable, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term, and after Tenant has vacated the Demised Premises. No trust relationship is created herein between Landlord and Tenant with respect to the security deposit.

                                   ARTICLE 36

                                     PARKING

    36.1 PARKING REQUIREMENTS.

         (a) Tenant shall have the non-exclusive right in common with Landlord, other tenants, their guests and invitees, to the use of ten (10) parking spaces per 1,040 rentable square feet of the Demised Premises (including any Expansion Space [as defined below]). Such parking shall be provided by Landlord to Tenant for Tenant's benefit during the Term (including any extensions and renewals thereof) without any charge therefor. The total cost of parking is included in Basic Rent. Such parking shall be in the parking lot which is part of the Development, but Landlord reserves the right to designate, and to change from time to time, the location of those parking spaces. Landlord guarantees the availability of the full amount of parking spaces at all times through the Term. Such parking spaces will be subject to such reasonable rules and/or regulations which may from time to time be established by Landlord. Landlord shall have the right from time to time to change the arrangement of the parking areas and to change routes, provided the Demised Premises are adequately served by the new routes and arrangements. Tenant shall not be required to pay any parking fees (other than Operating Expense Increases) for use of the parking spaces.

         (b) Landlord shall provide ten (10) reserved parking spaces immediately in front of the entrance to the Building, which shall be included in the parking spaces to be provided under Paragraph 36.1(a).

         (c) The spaces referred to in Paragraph 36.1(a) and 36(b) shall be provided in the parking area described in Exhibit E, attached hereto and made a part hereof (which exhibit shall be amended to include any Expansion Space), but as indicated in Section 36.1(a), Landlord reserves the right to change the location of any spaces referred to therein (but not the location of the ten (10) spaces referred to in Section 36.1(b)). Each of the ten (10) reserved parking spaces shall be marked by Landlord, at Landlord's expense, in paint or with a sign, as "RESERVED FOR COMPUTER LEARNING CENTERS, INC." or, at Tenant's request, as "VISITORS TO COMPUTER LEARNING CENTERS, INC." Tenant shall have the right during the Term to require Landlord, at Tenant's expense, to change the designations on the space to refer to specific officers or offices.

         (d) If Tenant exercises its right to lease Expansion Space (as defined below) pursuant to Section 40 below, Landlord may satisfy part or all of its parking obligations under Section 40.5 and this Section 36 by providing off-site parking at (i) the property near the Building known as the Abbey Theatre or (ii) other property owned by Landlord, provided such property shall be no further from the Demised Premises than the Abbey Theatre site.

                                   ARTICLE 37

                    LANDLORD'S REPRESENTATIONS AND COVENANTS

    37.1 LANDLORD'S REPRESENTATIONS, ETC. Landlord represents, warrants and covenants to Tenant that as of the date of this Lease and as of the Commencement Date:

         (a) The Demised Premises (including all bathrooms therein if required by any governmental authorities), the access thereto, the Common Areas (including all bathrooms therein) located on the first floor and the parking areas comply in all respects with (i) The Americans with Disabilities Act ("ADA") and the requirements of the Barrier Free Design Division, Bureau of Construction Codes, Michigan Department of Labor (the "Michigan Disability Requirements"), (ii) all applicable laws, regulations and legal requirements (other than the ADA and the Michigan Disability Requirements), including, without limitation, all environmental, health and safety laws, and that there are no hazardous or dangerous materials within the Demised Premises, the Building, the Common Areas or the Development.

         (b) All existing base building systems and all existing work and equipment in the Demised Premises are in good and sound working condition;

         (c) All existing property, structures, alterations and improvements in the Demised Premises, the Building, the Common Areas and the Development are in good condition suitable for use by Tenant; and

         (d) All the systems, equipment, property and structures referred to in clauses (b) and (c) above are in compliance with all applicable codes and other legal requirements insofar as they relate to the Demised Premises and Tenant's use or occupancy of the same.

         (e) Landlord owns the Demised Premises, the Building, the Common Areas and the Development free and clear of any and all liens, ground leases or other financing encumbrances.

                                   ARTICLE 38

                                 MISCELLANEOUS

    38.1 BINDING EFFECT. The term "Tenant" shall include legal representatives, successors and assigns. All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Demised Premises or in the Building through or under Tenant.

    38.2 USE OF BUILDING NAME, ETC. Tenant shall not, without the consent of Landlord, use the name of the Development or the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises. Landlord reserves the right to change the name of the Development or the Building as it deems appropriate from time to time.

    38.3 SEVERABILITY. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

    38.4 GOVERNING LAW, ETC.

         (a) This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

         (b) Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Oakland County, Michigan. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering the same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that legal counsel was consulted by each party hereto before the execution of this Lease.

         (c) Notwithstanding anything in this Lease to the contrary, this Lease is subject to, and its effectiveness is conditioned upon, Tenant obtaining all required Federal, state and local educational and business licenses, permits and approvals.

    38.5 REPRESENTATION REGARDING BROKERS. Tenant and Landlord each represents and warrants to the other that it has dealt with no broker or agent in connection with the negotiations or the consummation of this Lease or any arrangements with respect thereto except for the Brokers as set forth in the Lease Data Exhibit. Landlord and Tenant each agree to indemnify and hold harmless the other against and from all liabilities and expenses (including, without limitation, counsel fees and disbursements in defending against such liabilities) which may accrue by reason of, on account of, or growing out of, or resulting from a breach by Tenant or Landlord of such warranty and representation.

    38.6 EXHIBITS. Exhibits A -F are attached hereto are incorporated herein by reference and made a substantive part hereof, with the same effect as if fully set out in this Lease.

    38.7 REQUIREMENT OF REASONABLENESS. Neither Landlord nor Tenant shall unreasonably withhold, condition or delay their consent or approval to any request for which the other party's consent or approval is required hereunder.

                                   ARTICLE 39

                               HAZARDOUS MATERIAL

    39.1  ENVIRONMENTAL LAWS

         (a)  MUTUAL COVENANTS.

              (i) Landlord, in connection with the Building and the Demised Premises, and Tenant, in connection with its use of the Demised Premises after the date hereof, shall comply with all Federal, state, county and local statutes, ordinances, regulations and requirements and common law theories respecting Hazardous Materials (as defined below) including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Sec. 1801, ET. SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, ET. SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, ET. SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, ET. SEQ.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sec. 651, ET. SEQ.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, ET. SEQ., otherwise known as the Superfund Amendments and Reauthorization Act of 1986; the Clean Air Act, 42 U.S.C. Sec. 4701, ET. SEQ.; the Clean Water Act, 33 U.S.C. Sections 1251, ET. SEQ.; the Toxic Substances control Act, 15 U.S.C. Sections 2601, ET. SEQ.; the Solid Waste Disposal Act, 42 U.S.C.A. Sections 6901 to 6991; and the Clean Air Act, 42 U.S.C.A. Sections 7401 to 7642, as the same may be amended from time to time and all regulations and requirements promulgated thereunder or in connection therewith which affect the Property, the Building, the Development or the Demised Premises (collectively, the "Environmental Laws").

              (ii) Neither Landlord nor Tenant shall, intentionally or unintentionally, use the Property, the Building or the Demised Premises, or any portion thereof, or cause or allow the Property, the Building or the Demised Premises, or any portion thereof, to be used to receive garbage, refuse or waste, whether or not hazardous, or for the storage, deposit, disposal, treatment, transport, generation, refinement, processing, recycling or sale of any toxic, dangerous or hazardous materials, including petroleum, petroleum products, flammable explosives, radioactive materials, asbestos or any materials containing asbestos, polychlorinated biphenyls, urea formaldehyde or any pollutant or toxic or hazardous waste or substance, regulated, prohibited, restricted, or controlled by any applicable Federal, state, county or local statutes, laws, regulations, rules, ordinances or codes relating to environmental matters, including, by way of illustration and not by way of limitation, the Environmental Laws or any substance or material on the Demised Premises determined by a duly constituted authority to be capable of posing a risk to the health and safety of persons (collectively, the "Hazardous Materials").

              (iii) Landlord and Tenant shall promptly supply each other with
(i) any notices, correspondence, and/or submissions made by Landlord or Tenant to any governmental authority that requires submissions of any information concerning environmental matters, Hazardous Materials or other wastes or substances in any way pertaining to the Property, the Building, the Demised Premises or the Development, and (ii) all documents, reports, directives and correspondence provided by such authority to Landlord or Tenant in any way pertaining to the Property, the Building, the Demised Premises or the Development. Landlord and Tenant shall also promptly furnish to each other true and complete copies of all sampling and test results that either party may obtain from samples and tests taken from, at and/or around the Demised Premises.

         (b) LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord hereby represents and warrants to Tenant that the Property, the Building, the Demised Premises and the Development fully comply with all Environmental Laws and that Landlord has no knowledge of any past or present violation of any Environmental Law relating to the Property, the Building, the Demised Premises or the Development, or any part thereof, nor the existence, whether occurring in the past or at the present time, of Hazardous Materials on or about the Property, the Building, the Demised Premises or the Development or adjacent properties. Landlord discloses that certain panels on the third floor exterior wall of the Building contain non-friable asbestos, but Landlord represents that such panels now comply, and covenants that in the future will continue to comply, with all applicable laws. Further, Landlord covenants that such panels shall be removed at Landlord's sole cost and expense if at any time such panels do not comply, with all applicable laws. Provided, however, that if such panels do not interfere with Tenant's use or occupancy of the Demised Premises, Landlord shall have the right to contest diligently and in good faith and in accordance with all applicable laws any determination by any governmental agency that such panels should be removed from the Building and, upon a final non-appealable judicial or administrative determination that such panels should be removed, Landlord shall immediately remove the same.

         (c) LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall indemnify, defend and hold harmless Tenant from any and all liabilities, losses, cost and damages, including, but not limited to, Tenant's reasonable attorneys' fees, that Tenant may incur as a result of Landlord's breach of any provision of this Article 39. Such indemnification shall include any liability occasioned by any action or inaction on the part of Landlord, including, but not limited to, Landlord's execution of a sales agreement for the Building, or any part thereof, any change in ownership of the Building, or any part thereof, initiation of bankruptcy proceedings, Landlord's financial reorganization or the sale of substantially all of Landlord's assets.

         (d) TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, defend and hold harmless Landlord from any and all liabilities, losses, cost and damages, including, but not limited to, Landlord's reasonable attorneys' fees, that Landlord may incur because of Tenant's breach of the provisions of this Article 39.

    39.2 INDOOR AIR QUALITY PROBLEMS.

         (a) The Landlord acknowledges and agrees that if poor indoor air quality ("IAQ") causes Tenant to vacate the Demised Premises because Tenant determines, based on the report of a qualified independent engineer, that the IAQ is unsafe, unhealthy, overly pungent, or odorous, or generally considered unacceptable for office space, and such condition continues for more than seven (7) business days after Tenant delivers written notice to Landlord of such problem, all rent under this Lease shall be abated for the period of time that it takes for Landlord to remedy the IAQ problem and for Tenant to resume normal occupancy and use of the Demised Premises. Landlord shall also promptly reimburse Tenant for all of its costs and expenses incurred as a result of such a disturbance, including, without limitation, moving and temporary relocation costs suffered by Tenant as a result of such IAQ problems which are not covered by Tenant's insurance.

         (b) If Landlord is unable to cure the IAQ problem, based on the report of a qualified independent engineer, within thirty (30) days from the date that Tenant delivers written notice to Landlord of such problem, Tenant shall have the right, exercisable at its option, to terminate this Lease and hold Landlord liable for damages resulting from the IAQ problem.

                                ARTICLE 40

                        TENANT'S EXPANSION RIGHTS

    40.1 EXPANSION SPACE. Tenant shall have the first right of offering on any space contiguous to the Demised Premises becoming available in the Building during the Term of this Lease (an "EXPANSION SPACE").

    40.2 AVAILABILITY NOTICE, ETC. Landlord shall give Tenant a notice (an "AVAILABILITY NOTICE") of the availability of any Expansion Space becoming available in the Building before offering the Expansion Space to third parties. In the Availability Notice, Landlord shall designate the Expansion Space available to be leased, and include a basic floor plan designating the Expansion Space. Tenant shall have the right to lease the Expansion Space, on the terms set forth in this Section, by giving Landlord a notice at any time between (i) the date on which Landlord gives Tenant the Availability Notice and (ii) the tenth (10th) business day (or third (3rd) business day if Tenant has had the Availability Notice for at least thirty (30) days) after the date on which Landlord gives Tenant a notice (the "PROSPECT NOTICE") stating that, unless Tenant exercises its right to lease the Expansion Space pursuant to this Paragraph within ten (10) (or three (3) if applicable) business days, Landlord will extend a written proposal to lease the Expansion Space to a third party prospect (the "PROSPECT"), who shall be identified by name in the copy of the Prospect Notice sent to Tenant's counsel (but not Tenant's copy of the Prospect Notice) listed below Tenant's name and address on the Lease Data Exhibit or any other counsel designated by Tenant. If Tenant does not exercise its right to lease the Expansion Space within ten (10) (or three (3) if applicable) Business Days after it receives the Prospect Notice, Tenant shall have no further rights with respect to such Expansion Space, except as expressly provided below, and Landlord shall be free, for a period of one year after the date on which Landlord gives Tenant the Prospect Notice, to offer all or part of the Expansion Space to, and to enter into one or more lease(s) for such Expansion Space with, any one or more third parties, regardless of whether or not such third party was named in the Prospect Notice. If Landlord has not entered into one or more leases with one or more third parties for all of the Expansion Space, then, upon the expiration of the one (1) year period, Landlord may not offer the Expansion Space (or so much of it as remains available) to third parties without first giving Tenant an Availability Notice and giving Tenant the right to lease the Expansion Space (or so much of it as remains available) upon all of the terms of this Paragraph.

    40.3 SUBSEQUENT OFFERING. If Tenant does not exercise its right to lease an Expansion Space, and if, pursuant to the terms of this Paragraph, Landlord enters into one or more leases for all or part of the Expansion Space, then each space subject to such a lease shall be considered a separate Expansion Space when each such space again becomes available, and Landlord shall not be able to offer all or any part of the Expansion Space to any third party without again giving Tenant an Availability Notice and giving Tenant the right to lease the Expansion Space upon all of the terms of this Paragraph.

    40.4 TENANT IMPROVEMENT ALLOWANCE. Tenant shall pay, in the manner in which it pays Basic Rent and Additional Rent for the Demised Premises, Basic Rent and Additional Rent for the then existing Demised Premises for the Expansion Space. Landlord shall provide a tenant improvement allowance at the rate of $2.00 per rentable square feet, payable upon the commencement of the Term for the Expansion Space. There shall be no free-rent or rent abatement for the Expansion Space.

    40.5 AMENDMENT. If Tenant exercises its right to lease an Expansion Space, Landlord and Tenant shall each execute an amendment to this Lease incorporating such Expansion Space into this Lease and into the Demised Premises on the same terms and for the same Term set forth in this Lease (including this Section). Such amendment shall provide that Tenant shall commence to pay rent on such Expansion Space upon the earlier to occur of (i) Tenant's occupancy and opening to the public for the conduct of business or (ii) one hundred fifty (150) days after the date when Landlord receives Tenant's notice of its exercise of its right to lease an Expansion Space. Landlord shall prepare such amendment and deliver the same to Tenant for its review within seven (7) business days of Tenant's exercise of its right to lease an Expansion Space. If Tenant exercises its right to lease an Expansion Space, Tenant will receive additional parking spaces in the ratio set forth in Section 36.1 above at no charge to Tenant (other than any Operating Expense Increases) in accordance with Article 36 above.

    40.6 TIME OF ESSENCE. Time shall be of the essence in connection with all of Tenant's and Landlord's obligations and rights under this Lease, including Tenant's exercise of its expansion rights under this Section.

                                ARTICLE 41

                             OPTION TO RENEW

    41.1 RENEWAL OPTIONS. Tenant shall have the option to renew the initial Term of this Lease (the "Initial Term") for two (2) additional periods of five
(5) years each (each of such additional periods being hereinafter referred to as a "Renewal Period"). Each renewal option shall be exercisable by Tenant by giving notice of the exercise of such renewal option to Landlord at least 270 days before the expiration of the initial Term, in the case of the first renewal option, or at least 270 days before the expiration of the first Renewal Period, in the case of the second renewal option, except that if the Basic Rent per square foot for the first lease year in a Renewal Period has not been determined by the last day on which the renewal option for such Renewal Period must be exercised in accordance with the procedure set forth in Paragraph 41.4 below, the period of time within which Tenant may exercise the renewal option for such Renewal Period shall be extended until 15 days after the determination of the Base Rent per square foot for the first lease year in such Renewal Period. Time shall be of the essence in connection with Tenant's exercise of the renewal options. Tenant may not exercise the renewal option for the second Renewal Period unless Tenant has previously exercised the renewal option for the first Renewal Period in accordance with the provisions of this paragraph. Tenant may not exercise the option for a Renewal Period if, at the time Tenant purportedly exercises its option or on the last day of the initial Term, in the case of the first renewal option, or the last day of the first

Renewal Period, in the case of the second renewal option, an Event of Default has occurred and is continuing. If (i) the last day on which Tenant has the right to exercise the renewal option (the "Last Exercise Date") occurs less than 270 days before the expiration of the initial Term, in the case of the first renewal option, or less than 270 days before the expiration of the first Renewal Period, in the case of the second renewal option, and (ii) Tenant does not exercise the renewal option, the Term shall be extended until the last day of the month in which the 270th day after the Last Exercise Date occurs. For purposes of determining the Basic Rent payable during the extension provided by the preceding sentence, the Base Rent per square foot shall be the fair rental value of the Demised Premises as actually determined by the procedure described in Paragraph 41.4 below with respect to the Renewal Period for which Tenant did not exercise its renewal option, and such amount shall be paid by Tenant without the need for any amendment to this Lease and as fully as if such amount were set forth in this Lease. If Tenant timely exercises the options to renew this Lease in accordance with the provisions of this Article, then the Term shall be extended accordingly. Except as otherwise expressly provided in this Article, each Renewal Period shall be upon the same terms, covenants and conditions set forth in this Lease with respect to the initial Term and Tenant's obligations to pay Operating Expense Increases and Real Estate Tax Increases shall continue without interruption during each Renewal Period, except that there shall be no renewal options after the second Renewal Period. All references in this Lease to the "Term" shall include each Renewal Period for which Tenant shall have effectively exercised its renewal option.

    41.2 RENT PER SQUARE FOOT DURING RENEWAL PERIODS. If Tenant exercises the renewal option provided by Paragraph 41.1 to extend the initial Term for a Renewal Period, the Basic Rent per square foot for each lease year in the Renewal Period shall be ninety-five percent (95%) of an amount equal to the fair rental value (per square foot) of the Demised Premises for its then use as of the date of Tenant's notice of its desire to extend the term of this Lease as determined by mutual agreement between Landlord and Tenant or by one or more commercial real estate brokers in the manner provided in Paragraph 41.4. The Basic Rent shall increase three percent (3%) each calendar year.
Notwithstanding the foregoing or anything to the contrary in this Lease (including this Section 41.2), the fair rental value during each Renewal Period shall not exceed (i) in the case of the first Renewal Period, one hundred thirty-five percent (135%) of the Basic Rent in the last year of the initial eleven (11) year Term plus the amount of the Operating Expense Increase and Real Estate Tax Increase in such last year of the initial eleven (11) year Term and
(ii) in the case of the second Renewal Period, one hundred thirty-five percent (135%) of the Basic Rent in the last year of the first Renewal Period.

    41.3 BASE YEAR OPERATING EXPENSES AND BASE REAL ESTATE TAXES DURING RENEWAL PERIOD. For each calendar year ending during the Renewal Period, the Base Year Operating Expenses shall be an amount equal to the Operating Expenses for the calendar year ending after the commencement of the Renewal Period and the Base Year Real Estate Taxes shall be the Real Estate Taxes for the calendar year ending after the commencement of the Renewal Period.

    41.4 METHOD OF DETERMINING RENT PER SQUARE FOOT. If Tenant desires to exercise the renewal option provided by Paragraph 41.1 to extend the initial Term for a Renewal Period, and if Landlord and Tenant are unable mutually to agree on the Base Rent per square foot of the first lease year in such Renewal Period at least 270 days before the end of the last lease year in the initial Term, in the case of the first renewal option or at least 270 days before the end of the last lease year in the first Renewal Period, in the case of the second renewal option, Tenant shall notify Landlord of its desire to determine the Rent per square foot pursuant to this paragraph not more than 270 days and not less than 235 days before the end of the last lease year in the initial Term or the last lease year in the first Renewal Period, as the case may be, and in such notice Tenant shall designate the broker appointed by it. The giving of such notice shall not constitute an exercise of the option by Tenant. Within 20 days thereafter, Landlord shall, by notice to Tenant, designate a second broker. If Landlord does not so designate a second broker within the 20-day period, the first broker appointed by Tenant shall proceed to make his valuation, in which case the fair rental value of the Demised Premises for the first Lease Year in the Renewal Period shall be the amount determined by the first broker. Each broker shall make an independent determination of the fair rental value of the Demised Premises for the first lease year in the applicable Renewal Period. If the two (2) brokers so appointed agree on the fair rental value of the Demised Premises within 15 days after the appointment of the second broker, the fair rental value of the Demised Premises for the first lease year in the applicable Renewal Period shall be the amount determined by them. If the two (2) brokers so appointed do not agree on the fair rental value of the Demised Premises within 15 days after the appointment of the second broker, but if the difference between the fair rental value determined by each broker is not more than ten percent (10%) of the higher of the two determinations, the fair rental value of the Demised Premises for the first Lease Year in the applicable Renewal Period shall be an amount equal to the quotient obtained by dividing the sum of the fair rental values determined by the brokers by two (2). If the two brokers so appointed do not agree on the fair rental value of the Demised Premises, and if the difference between the fair rental value determined by each Broker is more than ten percent (10%) of the higher of the two determinations, the two (2) brokers shall jointly appoint a third broker. If the two (2) brokers so appointed shall be unable, within 15 days after the appointment of the second broker, either (i) to agree on the fair rental value of the Demised Premises (or to disagree on such value with a difference of less than ten percent (10%) of the higher of the two determinations or (ii) to agree on the appointment of a third broker, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of a third broker within 10 days after the brokers appointed by the parties give such notice, then within 10 days thereafter either of the parties upon notice to the other party may request such appointment by the then President of the Michigan Board of Realtors (or any organization successor thereto), or in his failure to act, may apply for such appointment to the Chief Judge of the Oakland County (Michigan) Circuit Court. If a third broker is appointed, he shall make his valuation within 15 days after his appointment and the fair rental value of the Demised Premises for the first Lease Year in the applicable Renewal Period shall be an amount equal to the quotient obtained by dividing the sum of the fair rental values determined by the two (2) brokers who were closest to each other in amount, by two (2).

    41.5 QUALIFICATIONS OF BROKERS AND METHOD OF VALUATION. Each broker appointed pursuant to Paragraph 41.4 shall be an individual of recognized competence who has had a minimum of ten (10) years' experience in the leasing of commercial office space in the suburban Detroit area. All valuations of the fair rental value of the Demised Premises shall be in writing and shall be expressed in terms of an annual rent per square foot of rentable area. Each broker shall determine the fair rental value of the Demised Premises, as a whole, based upon the Building and the Demised Premises being used for its then present use as of the date of Tenant's notice of its desire to extend the Term of this Lease and on the basis of all relevant factors affecting such fair rental value (but, in all events, based upon the Building and the Demised Premises being used only for its then present use), including the increase in the Base Year Operating Expenses and Base Year Real Estate Taxes for the Renewal Period to reflect the actual Operating Expenses for the calendar year ending during the calendar year in which the Renewal Period commences and the actual Real Estate Taxes for the calendar year ending during the calendar year in which the Renewal Period commences. The party appointing each broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to the other party in the manner provided elsewhere in this Lease for the giving of notices. If a third broker is appointed, the third broker shall be directed, at the time of his appointment, to deliver copies of his valuation report, promptly after its completion, to Landlord and Tenant in the manner provided elsewhere in this Lease for the giving of notices.

    41.6 EXPENSE OF BROKERS. The expenses of each of the first two (2) brokers appointed pursuant to Paragraph 41.4 shall be borne by the party appointing such broker. The expense of the third broker appointed pursuant to Paragraph 41.4 shall be paid one-half by Landlord and one-half by Tenant.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                             LANDLORD:

                             GORDON PROPERTIES, a Michigan
                             limited partnership


_________________________         By:___________________________
Witness                           Name: Harold H. Gordon
                                  Title:   General Partner


_________________________         ______________________________
Witness                           Gita Begin



                             TENANT:

                             COMPUTER LEARNING CENTERS, INC.,
                             a Delaware corporation


_________________________         By:___________________________
Witness                           Name:_________________________
                                  Title:________________________

                               INDEX
                                                                            PAGE

Article 1     Demised Premises; Reservation of Space;
              Landlord's Right of Construction.................................1

         1.1  Property.........................................................1
         1.2  Reservations.....................................................1
         1.3  Landlord's Work..................................................2
         1.4  [Intentionally Omitted]..........................................2
         1.5  Landlord's Construction Activities...............................2
         1.6  Compliance of Modifications with Laws............................2

Article 1.A   Tenant's Work....................................................2

         1.A.1     Tenant Improvements.........................................2
         1.A.2     Acceptance of Demised Premises..............................2
         1.A.3     Liability for Damages.......................................2
         1.A.4     Landlord's Contribution.....................................3

Article 2     Term.............................................................3

         2.1  Commencement Date................................................3
         2.2  Expiration Date; Tenant's Termination Right......................3
         2.3  Delay in Delivery of Possession..................................4
         2.4  Written Confirmation.............................................4

Article 3     Rent.............................................................4

         3.1  Basic Rent.......................................................4
         3.2  Partial Month Proration..........................................4
         3.3  Additional Rent..................................................4
         3.4  Payments of Basic Rent...........................................4
         3.5  Late Charges and Interest Rate...................................4
         3.6  Part Payment Not Prejudicial.....................................4

Article 4     Additional Rent - Operating Expense Increases and Real Estate Tax
              Increases........................................................5

         4.1  Base Year........................................................5
         4.2  Operating Expenses and Real Estate Taxes.........................5
         4.3  Monthly Installments.............................................9
         4.4  Adjustment Upon Expiration or Termination of Lease...............9
         4.5  Expenses and/or Tax Contests - Adjustments and Refunds...........9
         4.6  Expense Cap......................................................9
         4.7  Audit Right.....................................................10
         4.8  Gross-Up of Operating Expenses..................................10

Article 5     Utilities and Services; Interruption............................10

         5.1  Services........................................................10
         5.2  Additional Utility Matters......................................11
         5.3  Utility Services................................................11
         5.4  Interruption of Services........................................11
         5.5  Unavoidable Delays; Limitation of Liability.....................12
         5.6  Abatement of Rent...............................................12

Article 6     Assignment and Subletting.......................................12

         6.1  Transfer; Notice; No Waiver Implied.............................12
         6.2  Assignments Without Consent.....................................13

Article 7     Use of Demised Premises, Etc....................................13

         7.1  Tenant's Covenants; Risk of Use.................................13
         7.2  Floor Loads.....................................................14

Article 8     Defaults/Remedies...............................................14

         8.1  Events of Default...............................................14
         8.2  Landlord Remedies...............................................14
         8.3  Termination Upon Default........................................15
         8.4  Landlord's Lien for Rent; Waiver of Exemptions..................15
         8.5  Bankruptcy......................................................15

Article 9     Repairs and Alterations.........................................17

         9.1  Tenant Responsibilities.........................................17
         9.2  Additional Improvements.........................................17
         9.3  Condition and Repair of Demised Premises........................17

Article 10    Surrender and Restoration.......................................17

         10.1 Tenant to Remove, Surrender; Landlord's Rights to Cure, Sell....17

Article 11    Insurance and Indemnification/Subrogation.......................18

         11.1 Indemnification and Tenant's Insurance..........................18
         11.2 Tenant's Liability Insurance....................................18
         11.3 Tenant's Fire Insurance.........................................18
         11.4 Insurance Policies and Certificates.............................18
         11.5 Waiver of Subrogation...........................................18
         11.6 Landlord's Insurance............................................18

Article 12    Landlord's Right of Access......................................19

         12.1 Entry by Landlord...............................................19
         12.2 Emergency Access................................................19

Article 13    Casualty Clause.................................................19

         13.1 Partial Abatement Rent; Repair; Option to Terminate.............19
         13.2 Repair After Casualty...........................................19

Article 14    Eminent Domain..................................................19

         14.1 Eminent Domain..................................................19

Article 15    Subordination Clause............................................20

         15.1 Lease Subordinate to Mortgages; Tenant to Execute Instruments...20
         15.2 Non-Disturbance Agreement Required..............................20

Article 16    Tenant Holding Over.............................................20

         16.1 Month-to-Month..................................................20

Article 17    Limitations on Liability of Landlord............................21

         17.1 Limitation of Liability.........................................21
         17.2 Liability for Damage to Demised Premises........................21
         17.3 Landlord's Breach...............................................21

Article 18    Estoppel Certificate............................................21

         18.1 Certificate of Validity and Status of Lease.....................21

Article 19    No Light, Air or View Easement..................................21

         19.1 No Scenic View..................................................21

Article 20    Attorneys' Fees.................................................22

         20.1 Recovery of Attorneys' Fees.....................................22

Article 21    Waiver..........................................................22

         21.1 No Waiver by Landlord...........................................22
         21.2 Waiver of Trial by Jury.........................................22

Article 22    Complete Agreement..............................................22

         22.1 Lease is Entire Agreement.......................................22

Article 23    Corporate Authority.............................................23

         23.1 Tenant's Authorized Transaction.................................23

Article 24    Notices.........................................................23

         24.1 Notices Parties' Addresses......................................23

Article 25    Inability to Perform............................................23

         [Intentionally Deleted]

Article 26    Covenant of Quiet Enjoyment; Non-Competition....................23

         26.1 Peaceful Enjoyment of Premises..................................23
         26.1 Non-Competition.................................................23

Article 27    Successors in Interest..........................................23

         27.1 Lease Binding Upon Successors...................................23

Article 28    Sign/Advertising Awning; Rooftop Telecommunication Device.......23

         28.1 Signs, Etc......................................................23
         28.2 Telecommunication Device........................................24

Article 29    Compliance with Legal Requirements..............................24

         29.1 Compliance......................................................24

Article 30    Rules...........................................................24

         30.1 Rules...........................................................24

Article 31    Landlord's Right to Cure Defaults...............................24

         31.1 Landlord's Cure.................................................24

Article 32    Construction Liens..............................................25

         32.1 Discharge of Liens..............................................25

Article 33    No Merger.......................................................25

         33.1 No Merger Intended..............................................25

Article 34    Abandonment.....................................................25

         34.1 Abandonment of Demised Premises.................................25

Article 35    Security Deposit................................................25

         35.1 Security Deposit Requirements...................................25

Article 36    Parking.........................................................26

         36.1 Parking Requirements............................................26

Article 37    Landlord's Representations and Covenants........................26

         37.1 Landlord's Representations, Etc.................................26

Article 38    Miscellaneous...................................................27

         38.1 Binding Effect..................................................27
         38.2 Use of Building Name, Etc.......................................27
         38.3 Severability....................................................27
         38.4 Governing Law...................................................27
         38.5 Representation Regarding Brokers................................27
         38.6 Exhibits........................................................28
         38.7 Requirement Reasonableness......................................28

Article 39    Hazardous Material..............................................28

         39.1 Environmental Laws..............................................28
         39.2 Indoor Air Quality Problems.....................................29

Article 40    Tenant's Expansion Rights.......................................30

         40.1 Expansion Space.................................................30
         40.2 Availability Notice, etc........................................30
         40.3 Subsequent Offering.............................................30
         40.4 Tenant Improvement Allowance....................................30
         40.5 Amendment.......................................................30
         40.6 Time of Essence.................................................31

Article 41    Option to Renew.................................................31

         41.1 Renewal Options.................................................31
         41.2 Rent per Square Foot During Renewal Periods.....................31
         41.3 Base Year Operating Expenses and Base Real Estate
                Taxes During Renewal Period...................................32
         41.4 Method of Determining Rent per Square Foot......................32
         41.5 Qualifications of Brokers and Method of Valuation...............33
         41.6 Expense of Brokers..............................................33

                                   EXHIBITS

    Lease Data Exhibit

A   Legal Description

B   Description of Landlord's Work

C   Landlord's Acknowledgement and Key Receipt Form

D   Rules and Regulations

E   Description of Parking

F   Temporary Space and Corridor

                          FIRST AMENDMENT TO
                            LEASE AGREEMENT


    This First Amendment to Lease Agreement ("First Amendment") is made and entered into on October 14, 1996 by and between GORDON PROPERTIES, a Michigan limited partnership, and GITA BEGIN, d/b/a/ MADISON OFFICE CENTER (collectively, "Landlord") and COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Tenant").

                              RECITALS:

    Simultaneously herewith, the parties hereto have entered into a Lease Agreement ("Lease Agreement") relating to certain space in an office building located in Madison Heights, Michigan. The parties hereto wish to amend Section
40.5 of the Lease Agreement as herein set forth.

    NOW THEREFORE, the parties hereto agree as follows:

         1. Section 40.5 of the Lease Agreement is hereby amended to read in its entirety as follows:

    "40.5 Amendment. If Tenant exercises its right to lease an Expansion Space, Landlord and Tenant shall each execute an amendment to this Lease incorporating the Expansion Space into this Lease and into the Demised Premises on the same terms and for the same Term set forth in this Lease (including this Section). Such amendment shall provide that Tenant shall commence to pay rent on such Expansion Space upon the earlier to occur of (i) Tenant's occupancy and opening to the public for the conduct of business, or (ii) one hundred fifty (150) days after the date when Landlord receives acknowledgement of Tenant's exercise of its right to lease an Expansion Space. Landlord shall prepare such amendment and deliver the same to Tenant for its review within seven (7) business days of Tenant's exercise of its right to lease an Expansion Space. If Tenant exercises its right to lease Expansion Space containing in the aggregate not more than 10,000 rentable square feet, Tenant will receive additional parking spaces in the ratio set forth in Section 36.1 above at no charge to Tenant (other than any Operating Expense Increases) in accordance with
    Article 36 above. If Tenant exercises its right to lease Expansion Space containing in the aggregate more than 10,000 rentable square feet, Tenant will receive additional parking spaces with respect to the first 10,000 rentable square feet as set forth in the preceding sentence. In addition, Landlord will:

         (i) provide to Tenant on the parking lot which is part of the Development one (1) additional parking space for each additional 225 of Expansion Space in excess of 10,000 rentable square feet at no charge to Tenant (other than any Operating Expense Increases) in accordance with Article 36 above; and

         (ii) will use its best efforts to provide an additional
              1.16 parking spaces for each additional 225 rentable square feet of Expansion Space in excess of 10,000 rentable square feet off site at no charge to Tenant (other than any Operating Expense Increases) in accordance with Article 36 above."

Although Landlord is committing itself to use best efforts to provide additional parking spaces as set forth in clause (ii) above (if Tenant leases more than 10,000 square feet of Expansion Space), Landlord shall be under no obligation to enter into agreements with third parties to provide such parking except on terms, and for monetary consideration, that are commercially reasonable in Landlord's reasonable judgment, and unless Tenant approves those agreements with the third parties and agrees to pay one-half of the cost of providing such parking.

    2. Except as herein specifically set forth, all of the terms and conditions of the Lease Agreement are hereby ratified and confirmed and shall continue in full force and effect.

    3. This First Amendment may be executed in separate counterparts, each of which shall be binding and fully effective when one or separate copies have been signed by each of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed the First Amendment as of the day and year first above written.

                                  LANDLORD:

                                  GORDON PROPERTIES, a Michigan
                                  limited partnership


________________________          By:___________________________
Witness                           Name:  Harold H. Gordon
                                  Title:  General Partner


_________________________         ______________________________
Witness                           Gita Begin


                                  TENANT:

                                  COMPUTER LEARNING CENTERS, INC.,
                                    a Delaware corporation


__________________________        By:___________________________
Witness                           Name:  Charles L. Cosgrove
                                  Title:  VP-CFO

                          SECOND AMENDMENT TO
                            LEASE AGREEMENT


    This Second Amendment to Lease Agreement ("Second Amendment") is made and entered into on October 23, 1996 by and between GORDON PROPERTIES, a Michigan limited partnership, and GITA BEGIN, d/b/a/ MADISON OFFICE CENTER (collectively, "Landlord") and COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Tenant").

                              RECITALS:

    The parties hereto have entered into a Lease Agreement ("Lease Agreement") relating to certain space in the Madison Office Center located in Madison Heights, Michigan. The parties hereto wish to add additional leased space under the Lease Agreement as herein set forth.

    NOW THEREFORE, the parties hereto agree as follows:

1. Tenant shall lease from Landlord and Landlord shall lease to Tenant Suites 215 and 223 (Exhibit "A") in the Madison Office Center collectively consisting of approximately 2174 Rentable Square Feet (hereinafter known as the "Temporary Space").

2. The Initial Term of the Lease for the Temporary Space shall be from October 23, 1996 through December 31, 1996 and thereafter shall continue on a month-to-month basis.

3.  Tenant shall accept the Temporary Space in as is broom clean condition.

4. The rent for the period from October 23 through 31, 1996 shall be Seven Hundred Seventy Seven and 28/100 Dollars ($777.28) and thereafter the rent shall be Two Thousand Six Hundred Twenty Six and 92/100 Dollars ($2,626.92) per month. The rents stated herein are full gross rents and shall include all charges for utilities, maintenance of Landlord's property, the real estate property taxes and the real estate insurance. The rents stated herein do not include charges for communications such as telephones, fax machines or computer modems and do not include any charges for tenant improvements such as paint and carpet.

5. Except as herein specifically set forth, all of the terms and conditions of the Lease Agreement are hereby ratified and confirmed and shall continue in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment all as of the day and year first above written.

                                  LANDLORD:

                                  GORDON PROPERTIES, a Michigan
                                  limited partnership


________________________          By:___________________________
Witness                           Name:  Harold H. Gordon
                                  Title:  General Partner


_________________________         ______________________________
Witness                           Gita Begin


                                  TENANT:

                                  COMPUTER LEARNING CENTERS, INC.,
                                  a Delaware corporation


__________________________        By:___________________________
Witness                           Name:  Charles L. Cosgrove
                                  Title:  VP-CFO